                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:
    [   ]   Preliminary Proxy Statement            [    ]    Confidential, For Use of the Commission Only
    [ X ]   Definitive Proxy Statement                       (as permitted by Rule 14a-6(e)(2))
    [   ]   Definitive Additional Materials
    [   ]   Soliciting Material Under Rule 14a-12

                                   JPAL, INC.
                ------------------------------------------------
                (Name of Registrant as specified in its charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant



Payment of Filing Fee (Check the appropriate box):

    [   ]   No fee required

    [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

    [   ]   Fee paid previously with preliminary materials.

    [ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:                            $4,419.83
            (2)  Form, Schedule or Registration Statement No.:      PRES 14A
            (3)  Filing Party:                                      JPAL, Inc.
            (4)  Date Filed:                                        12-21-01

                                   JPAL, INC.
                                17620 Oak Street
                        Fountain Valley, California 92708

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 2002

         NOTICE IS HEREBY GIVEN, that the Special Meeting (the "Meeting") of shareholders (the "Shareholders") of JPAL, Inc. (the "Company") will be held at 2:00 P.M. on June 5, 2002 at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, at 101 East 52nd Street, New York, NY, 10022 for the following purpose:

         1. To consider and vote upon a proposal (the "Proposal") to approve the Amended Contribution Agreement, dated as of April 24, 2002, and all transactions and developments contemplated thereby (the "Exchange") by and among the Company, Essential Reality, LLC, a Delaware limited liability company ("Essential") and the other signatories thereto, a copy of which is attached hereto as Exhibit A, which Amended Contribution Agreement (the "Agreement") amends and restates that certain Contribution Agreement approved by the Shareholders at a meeting thereof on February 1, 2002 (the "Original Agreement").

         The Shareholders voted on and approved the Original Agreement and all of the transactions and developments contemplated thereby on February 1, 2002 (referred to herein as the "Previous Exchange") as described in that definitive proxy statement related thereto filed with the Securities and Exchange Commission on January 18, 2002. The purpose of the Previous Exchange was to have the Company acquire and assume the business of Essential. The parties to the Original Agreement have since determined to modify certain of its terms while retaining the purpose manifested therein. The Company is therefore resubmitting the agreement for Shareholder approval due to the modifications which, in the aggregate, it deems sufficiently material to motivate such resubmission. If the Exchange is approved, the Company will issue up to 17,280,000 shares of its common stock in exchange for all of the outstanding membership interests of Essential (subject to adjustment as set forth hereinafter). The Shareholders will not receive any cash, stock or other property in connection with, or as a result of, the Exchange.

         Shareholders of record at the close of business on April 19, 2002 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

         PLEASE NOTE THAT MR. DRECHSLER, THE COMPANY'S CONTROLLING SHAREHOLDER, HAS INFORMED THE COMPANY THAT HE WILL BE VOTING "FOR" THE PROPOSAL. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDER IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THE PROPOSAL AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE PROPOSAL.


                                       By Order of the Sole Director,
                                       Frank Drechsler
                                       President, CEO and Sole Director


May 21, 2002

                                   JPAL, INC.
                                17620 Oak Street
                        Fountain Valley, California 92708

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2002

         This Proxy Statement is being furnished in connection with the solicitation by the sole director of JPAL, Inc. (the "Company"), for use at the Special Meeting (the "Meeting") of shareholders (the "Shareholders") of the Company to be held on June 5, 2002 at 2:00 P.M. at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, at 101 East 52nd Street, New York, NY, 10022 and at any adjournment or postponement thereof.

         Only Shareholders of record at the close of business on April 19, 2002 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 8,645,260 shares of the Company's common stock (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposal (the "Proposal") described below. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

         The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked "abstain" will be included in the determination of the number of such shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will not be counted as voted either for or against the Proposal. Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on "routine" matters. Absent specific instructions from the beneficial owners in the case of "non-routine" matters, the brokers may not vote the shares. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. Shares of Common Stock that are not voted by brokers in a delivered proxy will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the Meeting.

         Mr. Frank Drechsler, the sole member of the Board of Directors of the Company (the "Sole Director"), has adopted and approved the Proposal set forth herein and recommends that the Shareholders vote "FOR" the Proposal.

         Approval of the Proposal requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock.

         PLEASE NOTE THAT MR. DRECHSLER, THE COMPANY'S CONTROLLING SHAREHOLDER, HAS INFORMED THE COMPANY THAT HE WILL BE VOTING "FOR" THE PROPOSAL. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDER IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THE PROPOSAL AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE PROPOSAL.

         This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first sent to the Shareholders on or about May 22, 2002.

                The date of this Proxy Statement is May 21, 2002

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SUMMARY...........................................................................................................5
DIFFERENCES BETWEEN THE EXCHANGE AND THE PREVIOUS EXCHANGE........................................................6
QUESTIONS AND ANSWERS ABOUT THE MEETING...........................................................................7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.................................................................8
PROPOSAL 1:  APPROVAL OF THE EXCHANGE.............................................................................9
         Description of the Exchange..............................................................................9
         Material Terms of the Exchange..........................................................................11
         Certain United States Federal Income Tax Consequences...................................................15
         Accounting Treatment of the Exchange....................................................................15
         Appraisal Rights........................................................................................15
         Interest of Certain Persons in the Exchange.............................................................15
         Federal Securities Law Consequences.....................................................................16
         BUSINESS OF THE COMPANY.................................................................................17
         BUSINESS OF ESSENTIAL REALITY...........................................................................18
         MANAGEMENT OF ESSENTIAL REALITY.........................................................................21
         MANAGEMENT'S DISCUSSION AND ANALYSIS....................................................................24
         DESCRIPTION OF SECURITIES...............................................................................28
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................30
         Shareholder Vote Required...............................................................................31
GENERAL AND OTHER MATTERS........................................................................................32
SOLICITATION OF PROXIES..........................................................................................32
SHAREHOLDER PROPOSALS............................................................................................32

EXHIBIT A -       Amended Contribution Agreement...................................................................
EXHIBIT B -       JPAL, Inc.'s Annual Report on Form 10-KSB/A for the Fiscal Year Ended December 31, 2001..........
EXHIBIT C -       Pro Forma Information............................................................................
EXHIBIT D -       Essential Reality, LLC's Financial Statements for the years ended December 31, 2001 and 2000 and the period from June 1, 1999 (Date of Commencement) to December 31, 1999.........................

                                     SUMMARY

         The following is a summary of the terms of the Proposal. This summary is qualified by the more detailed description appearing elsewhere in this Proxy Statement. We urge you to carefully read this Proxy Statement, and the exhibits hereto, in their entirety because the information in this summary is not complete.

o We intend to issue up to 17,280,000 shares of our common stock in exchange for all of the outstanding membership interests of Essential (subject to adjustment as described under "Proposal 1: Approval of the Exchange"), including 9,600,000 shares to be issued to Essential's current members. As a result of this transaction, we will acquire and assume the business of Essential. See "Proposal 1: Approval of the Exchange - Description of the Exchange."

o Essential will consummate a private placement of its membership interests prior to the exchange transaction, which will be contributed to us in exchange for shares of our common stock. Essential may sell up to 7,680,000 of its membership interests in its private placement. See "Proposal 1: Approval of the Exchange - Material Terms of the Exchange."

o Upon completion of the exchange transaction, our business will be the business currently being conducted by Essential. See "Business of Essential Reality."

o Our shareholders will not receive any cash, stock or other property in connection with, or as a result of, the exchange transaction. See Section "Proposal 1- Approval of the Exchange - Description of Exchange."

o Shareholder approval of the Proposal will require the affirmative vote of a majority of our outstanding shares of common stock. Our controlling Shareholder has already informed us that he will be voting in favor of the proposal set forth herein. The number of votes held by the controlling Shareholder is sufficient to satisfy the Shareholder vote requirement for the Proposal. Therefore, no additional votes will be needed to approve the Proposal. See "Questions and Answers About the Meeting."

           DIFFERENCES BETWEEN THE EXCHANGE AND THE PREVIOUS EXCHANGE

         The Shareholders approved the Original Agreement on February 1, 2002. The Agreement submitted for approval of Shareholders hereby modifies the Original Agreement in certain respects. The principal modifications are summarized below. You are hereby cautioned that the following is a summary only, qualified in its entirety by reference to other sections of this Proxy Statement and the exhibits hereto. Certain defined terms used elsewhere herein are avoided in this section due to the potential conflict between such terms in this Proxy Statement and the proxy statement relating to the Previous Exchange.

         As a general rule, the terms of the Exchange and related transactions are considerably less intricate than in the earlier version of the same.

o Under the Original Agreement, the Company was to consummate a private placement prior to the Closing of the Previous Exchange. Under the modified structure, the Private Placement is instead to be conducted by Essential. While the difference is superficially considerable, since it significantly increases the relative number of shares of Common Stock issuable to holders of membership interests in Essential immediately prior to the Closing, there is less of a difference from the post-Closing perspective, where every individual or entity involved in the Exchange, as the case may be, will be a shareholder of the Company.

o Current Shareholders will own a smaller percentage of the Company subsequent to the Closing of the Exchange. See, e.g., "Material Terms of the Exchange" and "Security Ownership of Certain Beneficial Owners and Management."

o The concept of Additional Shares has been eliminated. As a result, the concept of Additional Warrants has also been eliminated. Any uncertainty relating to subscriptions for securities has been transferred to Essential since it will conduct the Private Placement. In any event such uncertainty will have disappeared by the Closing Date, simplifying the structure of the Exchange and its implications. See "Material Terms of the Exchange."

o The terms of the Warrants to be issued are far less complex. See "Description of Securities."

o Certain prepayment terms of the Bridge Loans have been agreed upon. The Agreement provides for specific instances pursuant to which such prepayment will be made. In addition, notes representing a portion of the bridge loans have become convertible into securities of Essential as well as of the Company. See "Material Terms of the Exchange."

o Certain minor alterations to the registration, escrow and restrictions on trading of shares of Common Stock subsequent to Closing have been made. See "Material Terms of the Exchange."

         As the above-referenced modifications to the contemplated transaction makes clear, the original structure has for all practical purposes remained intact. Certain of the modifications are material, while others are cosmetic only. You are urged to carefully read the entirety of this Proxy Statement for a full rendition of the terms of the Exchange.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

What is being voted on at the Meeting?

         Our sole director is asking shareholders to consider one item at this Special Meeting of Shareholders:

         (i) To approve the Agreement attached hereto as Exhibit A and all transactions and developments contemplated thereby (which we refer to as the "Exchange");

What is the purpose of the Exchange?

         The purpose of the Exchange is to allow us to acquire and carry on the business of Essential and to allow Essential to become a public reporting company under the Securities Exchange Act of 1934, as amended. It is anticipated that becoming a publicly reporting company will further enhance Essential's business visibility and ability to attract and utilize additional sources of capital.

Is the purpose of the Exchange different from that of the Previous Exchange?

         No. The purpose of the Exchange remains the same. However, certain modifications to the terms of the Agreement governing its terms have been made. See "Differences between the Exchange and the Previous Exchange."

Who can vote at the Meeting?

         Our sole director has set April 19, 2002 as the Record Date for the Meeting. Only persons holding shares of our common stock of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each share of our common stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. On the Record Date there were 8,645,260 shares of our common stock outstanding held by a total of 24 shareholders of record.

What constitutes a quorum for the Meeting?

         To have a quorum, we need the majority of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on the proposal is withheld. Shares of stock abstaining as to the proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares of stock on one or more matters) on the proposal, will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting. The shares held by Mr. Frank Drechsler, our controlling shareholder, are sufficient to form a quorum. Mr. Drechsler has informed us that he will be present, in person or by proxy, at the Meeting.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct, unless you later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of our common stock represented by a proxy will be voted for the proposal set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares of our common stock in certificate form, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in "street name," that is, if you hold your shares of our common stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised either by filing with our Secretary, at the address indicated above, a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

         Any written notice of revocation sent to us must include the shareholder's name and must be received prior to the Meeting to be effective.

What vote is required to approve the Proposal?

         The approval of the business combination with Essential, which we refer to as the Exchange will require the affirmative vote of a majority of our outstanding shares of common stock.

PLEASE NOTE THAT MR. DRECHSLER, OUR CONTROLLING SHAREHOLDER, HAS INFORMED US THAT HE WILL BE VOTING "FOR" THE PROPOSAL. THE NUMBER OF VOTES HELD BY OUR CONTROLLING SHAREHOLDER IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THE PROPOSAL AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE PROPOSAL.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's and/or Essential's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's and Essential's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's and Essential's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Neither the Company nor Essential undertakes an obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                   PROPOSAL 1

                            APPROVAL OF THE EXCHANGE

Description of the Exchange

         On August 23, 2001, a Contribution Agreement was executed by and among JPAL, Essential Reality, LLC and the other signatories thereto. The Contribution Agreement was amended on October 30, 2001, November 30, 2001 and January 31, 2002 and approved by our shareholders on February 1, 2002 at a duly called meeting thereof. The Contribution Agreement, as amended, is referred to in this Proxy Statement as the "Original Agreement." While the intent of the parties to the Original Agreement remains the same, certain terms of the Original Agreement have been amended to an extent where we believe it necessary to resubmit the agreement (referred to herein as the "Agreement") for the approval of our shareholders.

         The Agreement provides for a tax-free exchange of securities pursuant to the provisions of Section 351 of the Internal Revenue Code (the "Code"), whereby we have agreed to acquire all the membership interests of Essential in exchange for up to 17,280,000 shares of our common stock (a transaction we refer to as the "Exchange"), including 9,600,000 shares of our common stock that will be issued to the current members of Essential and up to 7,680,000 shares of our common stock that will be issued to investors in a private placement that Essential will consummate prior to the closing of the Exchange. The 9,600,000 shares (the "Contribution Shares") and the up to 7,680,000 shares (the "Private Placement Shares") will represent at least 80% of the shares of our common stock issued and outstanding after the closing of the Exchange. We and Essential have determined that the Exchange represents an opportunity for both companies to achieve long-term strategic and financial benefits.

         The following are answers to some of the questions about the Exchange that you, as one of our shareholders, may have. We urge you to read this Proxy Statement, including the Agreement, carefully because the information in this section is not complete.

Has the Board of Directors Approved the Exchange?
Yes. On April 25, 2002 our sole director approved the Agreement and all of the transactions and developments contemplated thereby.

Shareholders already approved a transaction with Essential on February 1, 2002. Was that transaction effectuated?
No. Shareholder approval is a necessary condition for the consummation of the Exchange; however, the parties to the Exchange may nonetheless determine to renegotiate certain terms, which we and Essential did. Having come to an accord with Essential we are hereby resubmitting the Exchange for our shareholders' approval.

What are the differences between the Exchange and the transaction that the shareholders approved on February 1, 2002?
Primarily that Essential rather than JPAL will conduct the private placement. Please see "Differences between the Exchange and the Previous Exchange" for a brief description of this and other modifications.

What would happen if the shareholders do not approve the proposal?
We would continue in our present form and the Exchange would not occur. We would have an option plan, which we did not have prior to its approval by our shareholders at the February Meeting.

Why are shareholders not voting on the other proposals that were submitted for approval at the February Meeting?
Shareholders approved the adoption of the stock incentive plan and the appointment of Deloitte & Touche, LLP as our independent auditors. The other proposals were also approved at the February Meeting, but they are subject to the approval of the Exchange. If our shareholders approve the Exchange, all other proposals will have been approved and can be implemented.

Why are the two companies proposing to combine?
Founded in 1999, Essential is a developer of real-time tracking and sensory technologies. Essential focuses on combining these technologies into products that enhance the interaction between human beings and computer platforms.

We were founded in March 1999 and were engaged in the business of providing vacation rental properties and services over the Internet. We no longer conduct any business. We believe that the combination of JPAL and Essential will prove beneficial to both companies in that we will once again become an operating company and Essential will acquire access to greater capital resources through being a publicly traded company.

How will the Exchange work?
The Exchange will be a very simple, straight-forward transaction. We will issue shares of our common stock in exchange for all of the membership interests of Essential, which will subsequently be dissolved. Our name will be changed to Essential Reality, Inc.

Do I have the right to vote on the Exchange?
Yes, you do. That is the purpose of this proxy statement. We are soliciting your vote in favor of the Exchange.

Will my vote have any effect on the outcome?
No, it will not. Mr. Drechsler, our sole director and controlling Shareholder, holds enough votes to approve the proposal to approve the Exchange and he has informed us that he will be voting his shares in favor of the proposal.

If the Exchange is approved, do I need to exchange my shares of common stock? You do not. Since we are the acquiring entity, you will not be exchanging your shares.

How many shares will I have after the Exchange?
The number of shares you own will remain the same. Nonetheless, your ownership percentage will be diluted. In the Exchange, we are issuing 9,600,000 shares of our common stock to the current members of Essential as well as up to 7,680,000 shares of our common stock to investors in a private placement that Essential will consummate prior to the closing of the Exchange. We cannot assure you what your exact percentage will be. However, the shares of our common stock currently held by Mr. Drechsler, our president and sole director, will be canceled prior to the closing of the Exchange, as will shares of common stock held by certain of our other shareholders. If we issue 7,680,000 shares of common stock to the investors in the private placement, the total number of shares of our common stock that will be issued in connection with the Exchange is 17,280,000. Our shareholders will in that event retain 1,106,891 shares of common stock and the aggregate number of shares of common stock issued and outstanding after the Exchange will increase from the current 8,645,260 to 18,386,891. However, this aggregate figure may increase in the event that certain warrants to purchase membership interests are exercised prior to the closing of the Exchange (see "Material Terms of the Exchange" below).

When and where can I trade my shares after the Exchange?
Our shares of common stock are currently traded on the NASD Over-the-Counter Bulletin Board ("OTC BB") under the symbol "JPAL." The Exchange will not affect where our shares are traded, though we anticipate changing our ticker symbol to "ESSE," subject to approval of the Exchange and availability of the symbol.

Will the shares to be issued in the Exchange be freely trading?
The shares that will be issued to the members of Essential will not be registered upon issuance. Section 5 of the Securities Act prohibits the sale of unregistered securities. The person and entities to whom or to which, as the case may be, shares of our common stock shall be issued under the Agreement will be granted registration rights with respect to all or some of such shares of common stock, depending on the identity of the person or entity.

Even if the shares of common stock are registered, however, other restrictions may still apply. Certain securities may not be freely traded by affiliates, generally defined by the Commission as being in a control relationship with the issuer.

None of the foregoing, however, will affect the status of the currently issued and freely trading shares of our common stock.

When do you expect the Exchange to be completed?
We hope to complete the Exchange as soon as possible, assuming that all of the conditions to the closing of the Exchange as set forth in the Agreement are either waived or completed to the satisfaction of the parties. The Exchange will be effected through the filing of Articles of Exchange in the state of Nevada.

What are the tax consequences of the Exchange?
The Exchange is intended to qualify as a tax-free reorganization for United States federal income tax purposes. If the Exchange does so qualify, United States members of Essential generally would recognize no gain or loss upon receipt of our shares of common stock in exchange for their membership interests in Essential. We believe, but cannot assure you, that there will be no fiscal consequences for holders of our shares. You are urged to consult your own tax advisor for tax implications related to your particular situation.

What do I need to do in order to vote?
After reading this document, you will need to execute the proxy card provided along with this proxy statement and any other documents applicable to you that are included in this packet. Alternatively, you may appear at the Meeting and vote in person.

Who can help answer my questions?

If you have any questions about the Exchange, you should contact Arthur Marcus, Esq., at:


                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                  101 East 52nd Street
                  New York, NY 10022
                  Telephone No.:    (212) 752-9700
                  Facsimile No.:    (212) 980-5192

If you have questions about our business, you should contact Frank Drechsler, President, at:

                  JPAL, Inc.
                  17620 Oak Street
                  Fountain Valley, CA 92708
                  Telephone No.:    (714) 785-2095
                  Facsimile No.:    (949) 660-9010

If you have questions about the business of Essential, you should contact Reuben Levine, Essential's President and COO, at:

                  Essential Reality, LLC
                  49 West 27th Street
                  New York, NY 10001
                  Telephone No.:   (212) 244-3200
                  Facsimile No.:   (212) 244-9550

Material Terms of the Exchange

         The parties to the Agreement submitted for approval hereby have executed a previous form thereof (the "Original Agreement"), which Original Agreement contemplated what is referred to herein, including all the developments and transactions contemplated thereby, as the Previous Exchange. The Agreement is attached hereto as Exhibit A. The Previous Exchange, as well as certain other proposals, were submitted for and received approval of Shareholders on February 1, 2002 (collectively, the "Prior Proposals" -- see below). While the modification of certain terms incorporated in the Original Agreement led the Company to resubmit the Proposal for Shareholders' approval, the Shareholders' earlier approval of the Prior Proposals is unaffected by the resubmission. Accordingly, such Prior Proposals will not be resubmitted for the approval of Shareholders at the Meeting. At the earlier meeting, Shareholders approved Prior Proposals to: (i) change the Company's name to "Essential Reality, Inc."; (ii) allow for "blank check" preferred stock; (iii) adopt the 2001 Stock Incentive Plan, and (iv) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the ensuing year. Effectuation of the Prior Proposals to change the Company's name and allow for "blank check" preferred stock is contingent upon approval of the Proposal.

         According to the terms of the Agreement by and among the Company on the one side and LCG Capital Group, LLC, Martin Abrams, John Gentile and Anthony Gentile, being all of the members of Essential (the "Essential Members") as of the date of the Agreement and Essential Reality, LLC, on the other side, the Company and the Essential Members have determined that the business combination referred to herein as the Exchange between the Company and Essential presents an opportunity for their respective companies to achieve long-term strategic and financial benefits.

         Prior to the closing of the Exchange (the "Closing"), Essential will consummate a private placement (the "Private Placement") for up to 7,680,000 membership interests (the "Private Placement Interests") for gross proceeds of up to $8,000,000. The Private Placement Interests will upon Closing be exchanged for shares of Common Stock on a one-for-one basis (the "Private Placement Shares"). In addition, the Essential Members will transfer all their respective membership interests (the "Membership Interests") in Essential to the Company in exchange for 9,600,000 shares of Common Stock on a one-for-one basis (the "Contribution Shares"). The Exchange, as that term is used herein, includes both these transactions. The Private Placement Shares together with the Contribution Shares (collectively, the "Exchange Shares"), will equal no less than 80% of the outstanding shares of Common Stock of the Company. The Closing is conditioned upon, among other things, Shareholder approval of the Exchange.

         Frank Drechsler, who currently owns 5,100,260 of the 8,645,260 outstanding shares of Common Stock (representing approximately 59% of the outstanding shares of the Common Stock) has executed a written consent to approve and adopt the Agreement. Mr. Drechsler has agreed to the cancellation of all of his shares of the Common Stock, effective upon Closing. Shares of Common Stock held by certain other Shareholders will also be cancelled prior to Closing. The Company and Essential have agreed that the current Shareholders shall, subsequent to the Closing, hold 6.02% of the aggregate number of issued and outstanding shares of Common Stock (the "Public Shares"), subject to certain adjustment related to the potential exercise of certain warrants as further described below. In the event that 7,680,000 Private Placement Interests are sold in the Private Placement, the aggregate number of Exchange Shares to be issued will be 17,280,000, in which event the Shareholders would retain 1,106,891 shares of Common Stock and the aggregate number of shares of common Stock issued and outstanding after the Closing would be 18,386,891.

         Essential may, in connection with the Private Placement, issue warrants to purchase membership interests (the "Agent Warrants") to certain of its financial advisors. Such financial advisors shall be entitled to receive Agent Warrants to purchase such number of membership interests as shall be equal to up to six percent (6%) of the Private Placement Interests sold in the Private Placement. The financial advisors shall also be entitled to receive cash compensation of up to (6%) of the gross proceeds raised in the Private Placement. Any Agent Warrants issued but unexercised at the time of Closing will be exchanged for warrants to purchase a like number of shares of Common Stock of the Company (the "JPAL Agent Warrants"). Any membership interests issued by Essential pursuant to exercise prior to Closing of the Agent Warrants will be contributed to the Company in exchange for shares of Common Stock upon consummation of the Exchange. Thus, the aggregate number of shares of Common Stock issued and outstanding may be greater than the 18,386,891 referred to above. If Essential sells 7,680,000 Private Placement Interests and issues Agent Warrants to purchase 6% of that figure, the aggregate number of shares of Common Stock issued and outstanding subsequent to Closing would be 18,847,691 assuming all such Agent Warrants were exercised. If all such Agent Warrants were issued but none was exercised, there would subsequent to Closing be 18,386,891 shares of Common Stock issued and outstanding but 18,847,691 on a fully diluted basis, since any unexercised Agent Warrants would be exchanged for JPAL Agent Warrants.

         According to the terms of the Agreement, certain Shareholders have agreed to place certain of their shares of Common Stock into escrow for a maximum of one year subsequent to Closing. The number of such shares to be escrowed (the "Escrow Shares") will be thirty percent (30%) of the Public Shares. Pursuant to the terms of the Escrow Agreement governing the Escrow Shares, one third of the Escrow Shares will each be released therefrom on the dates corresponding to four (4), eight (8) and twelve (12) months from the Closing.

         The terms of the Agreement are more fully described below.

Terms of the Agreement

         The following discussion summarizes the material terms of the Agreement but does not purport to be a complete statement of all provisions of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the Agreement carefully as it is the legal document that governs the Exchange.

         The Exchange. Subject to the terms and conditions of the Agreement, all of the members of Essential will transfer all of their membership interests in Essential to the Company in exchange for up to 17,280,000 shares of Common Stock. Following the Exchange, the Company will continue under the name "Essential Reality, Inc."

         Closing. The closing of the Exchange (the "Closing") will take place at a mutually agreed upon time after the satisfaction or waiver of the conditions set forth in the Agreement (the "Closing Date").

         Effective Time of the Exchange. As soon as practicable following the satisfaction (or waiver) of all of the conditions to the Exchange, the Company will file articles of exchange in such form as is required by and executed in accordance with the relevant provisions of Nevada law and make all other filings or recordings required under Nevada law. The Exchange will become effective at such time as the articles of exchange are duly filed with the Secretary of State of the State of Nevada or at such subsequent time as the Company and Essential agree and specify in the articles of exchange (the "Effective Time").

         Articles of Incorporation and Bylaws of the Company Following the Exchange. The Agreement provides that the Articles of Incorporation and Bylaws of the Company, as in effect at the Effective Time, will be the Articles of Incorporation and Bylaws, respectively, of the Company following the Exchange. Notwithstanding the foregoing, Shareholders approved two amendments to the Articles of Incorporation at the February Meeting (the "Amendments"). The Amendments, which were recommended by the Sole Director to the Stockholders at the request of Essential, will change the Company's name to Essential Reality, Inc. and provide for the authorization of "blank check" preferred stock. The Amendments have yet to be filed with the Secretary of State of Nevada since the approval was conditioned on the approval of the Exchange. The Amendments will, subject to Shareholder approval hereof, be effective upon filing of the Articles of Exchange.

         Directors and Officers of the Company Following the Exchange. The Agreement provides that the directors and officers of the Company shall resign effective as of the Effective Time and shall be replaced by the directors and officers of Essential immediately prior to the Effective Time, who shall serve as directors and officers of the Company until their respective successors are duly elected or appointed and qualified.

         Representations and Warranties. The Agreement contains various representations and warranties of the Company and Essential. The Company represents and warrants to Essential as to, among other things: (i) capital structure; (ii) financial statements; (iii) absence of certain changes; (iv) no liabilities or debts; (v) litigation; (vi) contracts; and (vii) SEC filings. Essential represents and warrants to the Company as to, among other things: (i) financial statements; (ii) absence of certain changes; and (iii) absence of litigation. All representations and warranties in the Agreement expire as of the Closing, with the exception of certain indemnification provisions.

         Certain Covenants of the Parties. Pursuant to the Agreement, the Company has agreed, among other things, that: (i) at the time of the Closing its outstanding capitalization shall consist of 6.02% of the aggregate number of Exchange Shares; (ii) it shall procure the consent of its creditors to the terms of the Agreement; (iii) immediately prior to the Closing, except for certain permitted loans set forth in the Agreement, the Company shall have no liabilities or debts whatsoever; (iv) it shall prepare and file this Proxy Statement; (v) the Company shall indemnify Essential and its officers, members and employees from any losses, claims, damages or expenses incurred as a result of breaches of the Agreement by the Company (which indemnification shall survive the Closing); and (vi) between the date of the execution of the Agreement and the Closing Date, it shall not conduct any business whatsoever without the prior written consent of Essential.

         Pursuant to the Agreement, Essential and its members have agreed, among other things, that promptly following the Closing Date, they will cause the Company to file a registration statement covering the resale of certain shares of Common Stock (see "Registration Rights" hereinafter), including 25% of the Contribution Shares. Notwithstanding the registration rights attached to the Contribution Shares, however, no more than 10% of the average weekly trading volume in the shares of Common Stock during the preceding four weeks on a rolling basis may be sold.

         In addition, subject to the terms and conditions of the Agreement, each of the parties has agreed: (i) to keep confidential all information furnished in connection with the Exchange; (ii) to promptly inform the other parties of the occurrence of certain events; (iii) to use reasonable best efforts to effectuate the Exchange, and (iv) to consult each other before issuing any press release with respect to the Exchange.

         Conditions to the Exchange. The obligations of the Company and Essential to effect the Exchange are subject to the satisfaction or waiver on or prior to the Closing Date of a number of conditions, including but not limited to the following:

         (a) The Company delivering evidence satisfactory to Essential that a majority of the Company's Shareholders approved the Exchange and the transactions contemplated thereby;

         (b) Each of the representations and warranties of the Company and Essential, as applicable, set forth in the Agreement shall have been true and correct in all material respects as of the date of the Agreement and as of the Closing Date, except where the failure to be so true and correct would not have a material adverse effect on the party making such representation or warranty;

         (c) The Company and Essential, as applicable, shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Closing Date;

         (d) All notes evidencing the Bridge Loans (as defined below) shall have been exchanged pursuant to Agreement; and

         (e) Essential shall have consummated the Private Placement with no less than $6,500,000 in gross proceeds.

Termination. The Agreement may be terminated at any time prior to the Closing as follows:

         (a)      By mutual written consent of the parties to the Agreement;

         (b) By either the Company or Essential, if without fault of the terminating party the Closing shall not have occurred on or before August 31, 2002, unless such date is extended for up to thirty days by the Company (the "Termination Date"); and

         (c) By the Company or Essential, if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in the Agreement or if any representation or warranty of the other party made in the Agreement shall not have been true when made or on and as of the Closing Date, except (i) for those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date) and (ii) where the failure to be so true and correct would not have a material adverse effect on the applicable party.

         Effect of Termination. In the event of termination of the Agreement as provided under "-- Termination," the Agreement will become void and there will be no liability or obligation on the part of the parties, except with respect to certain provisions of the Agreement regarding maintaining the confidentiality of non-public information, the payment of fees and expenses, the indemnification by the Company and the making of public announcements.

         Registration Rights. Pursuant to the Agreement, the Company will promptly following the Closing file a registration statement covering the resale of: (i) up to one hundred percent (100%) of the Private Placement Shares; (ii) all shares of Common Stock underlying the Bridge Warrants (see "Description of Securities" below); (iii) all shares of Common Stock underlying the JPAL Agent Warrants, if any; (iv) all shares reserved for issuance pursuant to conversion of the JPAL Convertible Notes (see "Description of Securities" below), and (v) twenty-five percent (25%) of the Contribution Shares. See "Federal Securities Law Consequences" herein.

Certain United States Federal Income Tax Consequences

         Since no action is being taken in connection with the currently outstanding shares of the Company's Common Stock, no gain or loss will be recognized by the Shareholders in connection with the Exchange.

         It is expected that the transfer of the membership interests of Essential from the Members pursuant to the Exchange will be tax-free to such Members in reliance on Section 351 of the Code. Accordingly, the aggregate tax basis of Essential's assets after the Exchange will equal the aggregate tax basis of the Essential membership interests in the hands of the Members immediately prior to the Exchange.

Accounting Treatment of the Exchange

         The transaction is expected to be accounted for as a reverse acquisition in which Essential is the accounting acquiror and the Company is the legal acquiror. The management of Essential Reality, Inc.,which is to be the name of the Company subsequent to the filing of the Articles of Exchange, will be the current management of Essential. Since the Exchange is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection therewith and the costs incurred in connection with the Exchange are expected to be accounted for as a reduction of additional paid-in capital.

Appraisal Rights

         Under Nevada law, the state in which the Company is incorporated, the Company is not required to provide dissenting Shareholders with a right of appraisal in any matter to be voted upon in connection herewith and Shareholders are accordingly not provided with such right.

Interests of Certain Persons in the Exchange

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting form the proposals set forth herein, which is not shared by all other Shareholders pro rata, and in accordance with their respective interests.

Federal Securities Law Consequences

         The shares of Common Stock to be issued to the owners of Essential in exchange for the membership interests of Essential pursuant to the Exchange are not registered under the Securities Act. It is intended that such shares be issued pursuant to the private placement exemption under Section 4(2) and Regulation D of the Securities Act.

         The Exchange Shares are deemed "restricted stock" and will bear a legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration. The Company has agreed to file a registration statement covering up to one hundred percent (100%) of the Private Placement Shares and twenty-five percent (25%) of the Contribution Shares pursuant to the terms of the Agreement.

                             BUSINESS OF THE COMPANY

General

         The Company was incorporated in March 1999 under the laws of the State of Nevada. From the date of incorporation, the Company has engaged in the business of providing vacation rental properties and services over the Internet. Since the end of the fiscal year 2000, the Company's revenues have decreased significantly because its management began focusing on redeveloping its web site and therefore conducted no marketing activities. More recently, the Company has been seeking businesses and business opportunities with the intent to acquire or merge with an operating business, which resulted in the Company entering into the Agreement with Essential. Upon consummation of the Exchange, the Company's business will be Essential's current business.

         On June 15, 2001, Mr. Frank Drechsler acquired 1,020,052 shares of Common Stock from the two officers and directors of the Company at such time. On June 25, 2001, Mr. Drechsler was appointed a director of the Company and the two other directors and officers resigned. On June 26, 2001, Mr. Drechsler was appointed as the President and Secretary of the Company.

         Until consummation of the Exchange, the Company's principal executive offices will be located at 17620 Oak Street, Fountain Valley, California 92708. After the Exchange, the Company's principal executive offices will be located at Essential Reality, Inc., 49 West 27th Street, New York, New York 10001.

Financial Statements

         The Company's financial statements are included herewith as part of the Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2001, attached hereto as Exhibit B. The pro forma financial information showing the effects of the Exchange is attached hereto as Exhibit C.

Market for Common Equity and Related Shareholder Matters

         On April 19, 2001, the Company was approved for quotation on the Over-the-Counter Bulletin Board ("OTC BB") under the ticker symbol "JPAL." The following table sets forth, for the periods indicated, the range of the high and low bid quotations for the shares of common stock as quoted on the OTC BB. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. As of the Record Date, there were 8,645,260 shares of the Company's common stock outstanding.

         2001                                     HIGH              LOW
         ----                                     ----              ---
         2nd Quarter                              $1.00             $0.263
         3rd Quarter                              $7.00             $1.00
         4th Quarter                              $6.05             $2.97

         2002
         ----
         1st Quarter                              $4.65             $4.00
         2nd Quarter (through May 20, 2002)       $4.30             $3.00


         The closing price for the Common Stock on May 20, 2002, was $3.00.

         The Company has never paid or declared a dividend on the Common Stock. The Company intends, for the foreseeable future, to retain all future earnings for use in its business. The amount of dividends the Company pays in the future, if any, will be in the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. As of the Record Date, there were approximately 24 holders of record of the Common Stock. The Company effectuated a five-for-one forward split as of July 5, 2001.

                          BUSINESS OF ESSENTIAL REALITY

General

         Founded in 1999, Essential is a developer of real-time tracking and sensory technologies. Essential focuses on combining these technologies into products that enhance the interaction between human beings and computer platforms.

         Essential expects to have its first product, the P5(TM), available for sale during the second half of 2002. The P5(TM) is a glove-like peripheral device that could substantially improve the way individuals interact with computer platforms. The P5(TM), which can be offered at a mass market price point, addresses technological limitations of current input devices. Essential expects the P5(TM) to be suitable for multiple applications including:

o Electronic Gaming - games produced for play on PCs, game consoles, and location-based entertainment sites;
o        Commercial Applications - such as animation, computer aided design
         (CAD), simulation training, disability and education; and
o Other Computer Interactions - Internet browsing and navigation, and general computer interaction.

         Since the advent of the mouse, relatively little has changed in the way of computer input devices, despite the fact that computers and applications have changed dramatically, growing increasingly complex and specialized. Applications, particularly in the electronic gaming and commercial markets, have migrated from flat two-dimensional (2D) interfaces to intuitive, three-dimensional (3D) environments. However, input devices continue to be dominated by 2D products including mouse controllers and gaming-specific peripherals such as joysticks, steering wheels, proprietary console controllers and the like.

         The P5(TM) is based on Essential's patented and several patent-pending technologies, one of which was incorporated in the "Power Glove." The Power Glove was introduced to the market in the late 1980s as an alternative controller for use only with the 8-bit Nintendo Entertainment System, part of the first generation of game consoles sold to the mass market. The product eventually sold approximately one million units in the United States, Europe and Japan. Subsequent to a decline in consumer demand for first-generation gaming consoles in the early 1990s, such Nintendo system ceased sales. Therefore, the Power Glove technology was not used nor further developed awaiting the return of computer platforms and applications that could benefit from its utility.

         With the significant increase in sales of computer platforms and applications in the late 1990s, Essential engaged developers in 1999 to create a peripheral device based on Essential's belief that the consumer and commercial markets were ripe for a product with the capabilities of the P5(TM). The P5(TM) is a glove-like peripheral that has been engineered to capture five-finger bend sensitivity enabling gesture recognition, combined with an optical tracking technology that will capture the movement of the hand in 3D space with six degrees of freedom (X, Y, Z, yaw, pitch and roll), without the use of the mouse, joystick, keyboard or the like.

         The P5(TM) is a lightweight and comfortable peripheral, which is a Universal Serial Bus (USB) based product that will allow for direct "plug and play" in personal computers as well as the Sony PlayStation2 game console. Essential anticipates compatibility with additional computer platforms, such as the Microsoft Xbox, in the future. According to a Dataquest Inc. market study, 100% of PC shipments in 2001 were USB-compatible units, with an installed base of over 500 million PC units. There are approximately 27 million computer peripherals that are USB- compatible and the growth of these products is anticipated to reach over 400 million by the year 2003.

Business Strategy

         Essential's strategy is to establish itself as a leading developer of real-time tracking and sensory technologies by establishing and fostering demand for its initial product, the P5(TM), in three distinct markets - electronic gaming, commercial markets and other applications. In order to achieve this, Essential expects to promote content integration and development across all applicable markets through various initiatives such as providing free SDKs, allocating resources for content integration initiatives, and by bundling product with new content that is P5(TM)-enabled. By leveraging the unique functionality of the P5(TM) at a mass market price point, Essential expects to differentiate itself from its competitors. Furthermore, Essential is pursuing a product development plan for enhanced versions of the P5(TM) and new products that leverage its core technologies.

         Essential expects to have multiple revenue streams based on its current and future product initiatives via retail sales, direct sales and/or royalty streams, depending on the target market. Over time, these multiple revenue streams are expected to diversify Essential's customer base and reduce operating risk.

Product Overview

         The P5(TM) is designed as a low-cost and intuitive man-machine interface for both 2D and 3D software applications. Essential anticipates that the P5(TM) will serve as a peripheral to personal computers, game consoles and other USB-compatible platforms.

Bend-Sensor Capabilities

         The P5(TM) consists of a hand-worn glove-like device with embedded electronics. The product utilizes Essential's patented bend sensor technology to accurately determine the bend of the user's five fingers. The sensing of the finger bend is accomplished via conductive inks with variable electrical resistance, detected by position changes of hand digits above a baseline bias voltage and resistance. The P5(TM) is capable of gesture recognition of specific placement of thumb/finger digits and can detect whether or not your digits are in the same position as previously recorded.

Motion-Capture Capabilities

         The P5(TM) also tracks the relative position of the hand in space using a patent-pending optical tracking technology. Utilizing triangulation, the P5(TM) optical tracking receptor tracks the starting position and movement of the glove-like device with electronics and firmware/software supporting X, Y, Z, yaw, pitch and roll positioning. In addition, these same components will provide 3D positioning information. The P5(TM) will measure yaw, pitch and roll as defined below:

         Yaw is defined as movement along a plane parallel to the ground. Yaw motion is achieved by holding the hand palm-downward and parallel to the ground, and pivoting the hand side to side on a horizontal plane.

         Pitch is defined as movement along an axis that is parallel to the top of the hand and perpendicular to the wrist, such that it would enter the wrist below the thumb and exit below the little finger. Pitch is accomplished by pivoting the hand up and down while holding the forearm parallel to the ground.

         Roll is defined as rotation of the hand about an axis parallel to the ground, entering the hand at the tip of the middle finger and running through the wrist parallel to the forearm. Roll is accomplished by holding the hand flat with the palm facing the ground and turning the arm such that the thumb rises and the little finger falls or vice versa.

Research & Product Development

         Essential has planned for future products that will take the initial P5(TM) through several stages of evolution. Essential is also seeking to develop other products, of which several are currently in initial phases of development, that will utilize one or more of Essential's technologies. The combination of future generations of the P5(TM) and the creation of new products will increase the commercial opportunities for Essential in both existing and new markets.

Intellectual Property

         Essential has been awarded one U.S. patent, has two patents pending and has filed two provisional patents.

Competition

         Essential faces competition in the electronic gaming peripheral market from high-end mouse controller and joystick manufacturers such as Logitech and Microsoft. While several peripherals provide high levels of precision, user programmability and in some cases a limited amount of tactile feedback, Essential is not aware of any peripherals that offer the combination of tracking and gesture recognition that is found in the P5(TM).

         Companies such as Immersion, Gyration, Fifth Dimension Technologies and Ascension Technologies provide various higher-priced peripherals and motion-capture products for commercial applications. These entities produce systems for relatively complex commercial applications. Prices of these competing products typically run in excess of $1,000 and can exceed $10,000 for advanced models.

         Essential believes the P5(TM) possesses unique competitive advantages due in part to (i) the functionality derived from its patented and patent-pending technologies, (ii) its ease of integration and (iii) its mass market price point. Essential believes these advantages will enable it to penetrate its target markets.

Employees

         As of the date of this Proxy Statement, Essential has ten full-time salaried employees. Essential believes that its relationship with its employees is satisfactory. Following the Closing, Essential plans on adding additional staff in areas of senior management, business development, customer and product support.

Facilities

         Essential currently leases approximately 4,300 square feet of office space at 49 West 27th Street, New York, New York 10001, at a price of $10,570 per month. The lease provides for annual increases in the monthly rent to a maximum monthly rental price of $11,575. Essential believes that the office space will adequately accommodate its expected growth during the upcoming year.

Legal Proceedings

         Essential is not a party, nor to the knowledge of its management and board of directors threatened to be made a party, to any litigation or governmental proceeding.

                         MANAGEMENT OF ESSENTIAL REALITY

         The following table sets forth certain information concerning the current directors and executive officers of Essential. Prior to the Closing, Essential shall determine who the directors and officers of the Company will be immediately following the Closing.


Name                                     Age       Position
----                                     ---       --------

Humbert B. Powell, III                    63       Chief Executive Officer (Acting)
Reuben Levine                             36       President and Chief Operating Officer
Stanley Friedman                          59       Vice President, Manufacturing
Richard Rubin                             44       Vice President, Product Development
Aaron Gavios                              43       Vice President, Sales and Distributions
David Devor                               38       Vice President, Marketing
Ian Benoliel                              38       Vice President, Finance (Acting)
Martin Currie                             36       Vice President, Business Development


         Humbert B. Powell, III, Essential's acting Chief Executive Officer, spends as much time as he deems necessary to fulfill such duties. He has since November, 1996, been a Managing Director at Sanders Morris Harris, a regional investment-banking firm headquartered in Houston, Texas, with a branch in New York City, where he resides. Mr. Powell served as Chairman of Marleau, Lemire USA and Vice Chairman of Marleau, Lemire Securities, Inc. between 1994 and 1996. Prior to his employment with Marleau, Lemire he served as a Senior Managing Director in the Corporate Finance Department of Bear Stearns & Co., from 1984 to 1994, with responsibilities for the Investment Banking effort both domestically and internationally. He is also a Director of Lawman Armour Corp., Bikers Dream Inc., World Water Corp., and a trustee of Salem-Teikyo University.

         Reuben Levine, Essential's President and Chief Operating Officer, is responsible for day-to-day operations of Essential. Mr. Levine was the president of Biz Definitions LLC from March, 2000 until November of 2001, when he accepted his position with Essential. Prior thereto he was a vice president of Chase Manhattan Bank, where he spent six years leading some of its mission-critical business and technology transformation initiatives in its retail and wholesale operations. Most recently, he served as the Director of Business Development for the bank's Internet Division, Chase.com. While at Chase.com, Mr. Levine managed ongoing business development activities relating to numerous lines of business, which included initiating, screening and coordinating all aspects of over a dozen transactions. Additionally, Mr. Levine managed teams of over 30 internal staff members and external consultants for numerous high-priority process re-engineering initiatives. Throughout Chase's (and formerly Chemical Bank's) mergers, Mr. Levine managed organization-wide milestones throughout the bank's retail division that contained high- risk implications in the event of failure. From August 1993 to September, 1994, Mr. Levine was employed by BDO Seidman, where he held the title of Senior Analyst. He began his career in investment banking, with four years in Fortune 500 structured finance and trade finance while at Bankers Trust Company and Bank Leumi Trust Company of New York. Over the past year and a half he has also served as advisor to over a dozen technology start-ups in a broad range of industries. Mr. Levine holds professional certifications in the areas of strategic design and operational modeling/simulation, developed and facilitated by MIT and Stanford University graduate level programs.

         Stanley Friedman, Essential's Vice President of Manufacturing, manages manufacturing and production control for Essential and has held this position since March, 2000. Mr. Friedman served as a consultant to various firms from October of 1999 to February of 2000. From September of 1998 to September of 1999, Mr. Friedman served as Head of Purchasing and Production at Gund, Inc. and was prior thereto employed by Eden, LLC, where he managed overseas vendors while directing daily purchasing, production, inventory control, quality assurance and logistics operations. He was also involved in Eden LLC's product forecasting and source selection, negotiation of purchase orders as well as recruiting, training and supervising managerial staff. He graduated with a Bachelor of Science degree in Accounting from Duquesne University in Pennsylvania and has completed graduate courses in Industrial Management and Cost Estimating. Mr. Friedman holds advanced licenses from the FAA and FCC, as well as USAF training in electronics.

         Richard Rubin, Essential's Vice President of Product Development, has twenty years of experience in engineering management positions. Prior to joining Essential in April, 2001, he was the vice president of Product Development for Akrion, a semiconductor equipment manufacturer, a position he held since November, 1999. Prior thereto, he was since June, 1998, the vice president of Engineering & Manufacturing for ActiMed Laboratories, a producer of medical devices. From April, 1995 through June, 1998, Mr. Rubin served as the Senior Engineering Program Manager/Operations Manager for Materials Research Corporation/Veeco Industries, Inc., a manufacturer of state-of-the-art sputtering cluster systems for the thin film industry. Before that he was Director of Engineering for Eden Toys, a global manufacturer and distributor of interactive toys, where he was employed since August, 1992. He has a Bachelor of Industrial Design degree from Rhode Island School of Design and has done advanced study in design in the United Kingdom at the City of London Polytechnic.

         Aaron Gavios, Essential's Vice President of Sales and Distribution, is an experienced marketer of products and services with nearly twenty years of experience managing marketing and sales for large companies. From September 2000 until October 2001, he was Vice President of Business Development at K2 Digital, a leading Internet business strategy firm. In that position, he headed up K2's marketing and business development efforts, including the areas of public relations and strategic alliances. From March 1999 until September 2000, Mr. Gavios served as Vice President of Global Sales for MondoSoft, a Danish developer and marketer of Web site search engine technology (ASP solution). From September 1996 until March 1999, he was the Executive Vice President of DSTV Holdings, in which he developed and executed a successful marketing strategy for the sale of digital satellite television in a joint marketing effort with electric utility companies. From February 1994 until September 1996, Mr. Gavios was National Sales Manager at Rolodex, where he oversaw the sales growth of the Electronic Organizer Division. From February 1993 until February 1994, he was the Regional Sales Manager of the Eastern Region at Casio, where he helped successfully introduce several products including "My Magic Diary" and the "Z-7000 PDA." Prior to working at Casio, Mr. Gavios worked at Nintendo as an Area Sales Manager for the Eastern Region, and helped manage some of the firm's largest accounts, including Toys R Us, Kmart and KB Toys. While at Nintendo, he played an important role in rolling out the "World of Nintendo" store within a store concept. Mr. Gavios received his B.A. in Sociology from Brandeis University and his M.B.A. in Marketing/International Business from New York University (Stern) Graduate School of Business Administration.

         David Devor, Essential's Vice President of Marketing, is responsible for marketing and branding of Essential's products. Prior to joining ER, Mr. Devor founded and managed a large chain of home entertainment furnishings centers. Mr. Devor also has many years of experience managing private equity investments through his position with Devor Capital Investments LLC, which constituted the principal focus of his activities from 1991 until June of 1999, when he joined Essential. The investment firm specializes in high-tech companies with a primary focus on interactive entertainment, electronic gaming and Internet-related opportunities. On February 27, 1996, Mr. Devor pleaded guilty to the crime of offering a false instrument for filing. He received a three-year conditional discharge, paid $10,000, and was obligated to perform 40 hours of community service.

         Ian Benoliel, Essential's Acting Vice President of Finance, has over 15 years of business, finance and accounting experience. Mr. Benoliel is a Principal of NumberCruncher.com, Inc., a company that develops business decision software for small businesses and provides outsourced CFO services to small and mid-size companies. In this capacity, Mr. Benoliel has provided financial consulting services to the Company since February 2000. From May 1999 to February 2000, Mr. Benoliel served as the CFO of Cortex Telecom International, Inc., a VOIP technology company. From May 1996 to April 1999, Mr. Benoliel was the CFO and Treasurer of BrandEra, Inc. (NASDAQ-BRND), formerly Warp 10 Technologies, Inc. BrandEra's web site serves as the business-to-business destination for the marketing communications industry. Mr. Benoliel was responsible for all of BrandEra's SEC filings, accounting and taxation as well as administration and investor relations. During a one-year period while at BrandEra he also acted as the company's COO. From October 1990 to April 1996 Mr. Benoliel was a partner at Benoliel, Kay - Chartered Accountants. Mr. Benoliel is a Certified Public Accountant and a Chartered Accountant and NumberCruncher.com, Inc. is a member of the Intuit Developer Network.

         Martin Currie, Essential's Vice President of Business Development, is a seasoned marketing executive who has been immersed in the video game industry for over seven years. Prior to June, 2001, when Mr. Currie accepted his current position with Essential, he served as a consultant to various firms. From January, 1998 until January, 2001, he was Director of Marketing for Infogames, Inc. (formerly GT Interactive), where he oversaw the launch of numerous titles. From January, 1995 until December, 1997, Mr. Currie was Marketing Director for RDA International, an advertising agency for Acclaim Entertainment and GT Interactive, where he took a lead role in the development of various major marketing campaigns. Before entering the video game industry, Mr. Currie honed his marketing skills at a number of prestigious advertising and design agencies in New York City, including the Arnell Group where he worked on the Donna Karan and DKNY accounts, and Frankfurt Balkind Partners, where he worked on many high-profile projects.

         Promptly following the Closing, the Company plans on hiring additional management personnel including but not limited to a full-time Chief Executive Officer and Chief Financial Officer. In addition, the Company anticipates that it will appoint up to five members for its Board of Directors.

         No family relationships exist between any of Essential's directors or executive officers.

          Except as set forth herein, no officer or director of Essential has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

         Founded in 1999, Essential is a developer of real-time tracking and sensory technologies. Essential focuses on combining these technologies into products that enhance the interaction between human beings and computer platforms with initial emphasis on a product called "P5(TM)." P5(TM) is a device shaped in the form of a glove that controls the movement of the cursor on a computer screen. P5(TM) enables three-dimensional movement of the cursor as well as pitch, yaw and roll. P5(TM) is controlled by the user moving his hand or bending his fingers.

         Essential is in the development stage. Successful completion of Essential's development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, and achieving a level of revenue adequate to support Essential's cost structure. The financial statements of Essential are attached hereto as Exhibit D.

         Since its commencement, Essential has not generated revenues and has incurred significant recurring losses from operations, working capital deficit and deficit in members' capital. As a result, substantial doubt exists regarding Essential's ability to continue as a going concern. Management is attempting to obtain adequate resources for Essential to complete its development plan and produce, market and sell its primary product. Should management not be able to obtain the necessary financing, Essential would not be able to continue as a going concern. Management of Essential anticipates that the contemplated Exchange with the Company will lead to greater opportunities to obtain the requisite resources.

         Product development costs are expensed until such time as Essential determines that a product is technologically feasible. Product development costs are capitalized from such date until such time as product development is substantially complete. Capitalized product development costs will be amortized on the straight-line basis over the lesser of the estimated useful life of the product or three years. For the cumulative period from June 1, 1999 (Date of Commencement) to December 31, 2001, Essential has expensed all product development costs.

For the year ended December 31, 2001

         Revenue. For the year ended December 31, 2001, Essential has not recognized product-related revenues. Management of Essential does not anticipate recognizing product related revenue until the second half of 2002, at the earliest.

         Interest income, which was earned from the note receivable for Members' capital as described in the Liquidity and Capital Resources section, was $20,465 compared to $104,652 for the year ended December 31, 2000. The decrease in interest income resulted from the decreases in notes receivable for Members' during the year ended December 31, 2001.

         Operating Expenses. For the year ended December 31, 2001, operating expenses totaled $3,131,444 compared to $1,521,672 for the year ended December 31, 2000. The increase in operating expenses resulted from the increase in product development, marketing and general and administrative expenses as described below.

         Interest expense for the year ended December 31, 2001 was $20,505 compared with $1,934 for the year ended December 31, 2000. $3,819 of the interest incurred in 2001 was interest on advances from entities that are affiliated with LCG Capital Group, LLC ("LCG"), an entity that owns 50% of Essential, and $16,686 was incurred in relation to the Bridge Loans described in the Liquidity and Capital Resources section.

         Product development expense for the year ended December 31, 2001 was $1,579,129 compared with $679,891 for the year ended December 31, 2000. The increase in product development reflects increases in salaries and benefits, fees paid to third party developers and materials used in the development and manufacturing of Essential's P5 product. Included in product development costs are $91,300 and $0 for years ended December 31, 2001 and 2000, respectively, paid to a company owned by certain members of Essential. In addition, included in product development costs are $0 and $105,000 for the years ended December 31, 2001 and 2000, respectively, paid to a company owned by an individual related to certain members of Essential.

         Marketing expense for the year ended December 31, 2001 was $716,674 compared with $349,851 for the year ended December 31, 2000. The increase is due to an increase in public relations, corporate identity, trade shows and related travel.

         General and administrative expenses for the year ended December 31, 2001 was $823,791 compared to $491,930 for the year ended December 31, 2000. The increase is due to increased resources required to support the development and marketing activities of Essential. Included in general and administrative expenses are costs incurred of approximately $242,000 and $147,840 for the years ended December 31, 2001 and 2000, respectively, by two entities that are related to certain members of LCG. Such costs include consulting fees, employee salaries, occupancy, telephone and computer leases. In the case of employee salaries, costs are allocated to Essential based on the time each employee conducts business specific to Essential. In the case of the other expenses, costs are allocated based on a percentage of resources used by Essential.

         Net loss for the year ended December 31, 2001 was $3,131,484.

For the year ended December 31, 2000

         Revenue. For the year ended December 31, 2000, Essential has not recognized product-related revenues. Management of Essential does not anticipate recognizing product-related revenue until the second half of 2002 at the earliest.

         Interest income, which was earned from a note receivable for Members' capital as described in the Liquidity and Capital Resources section, was $104,652.

         Operating Expenses. For the year ended December 31, 2000, operating expenses totaled $1,521,672 compared to $221,804 for the period from June 1, 1999 to December 31, 1999. The increase is due to an increase in product development, marketing and general and administrative expenses, as described below.

         Product development costs consist of employee salaries and benefits, fees paid to third-party developers and materials used in the development and manufacturing of P5(TM). Product development expense for the year ended December 31, 2000 was $679,891 compared to $221,524 for the period from June 1, 1999 to December 31, 1999. The increase is due to the hiring of development staff and the increase in fees paid to third-party developers. Included in product development costs are $105,000 and $145,000 for the year ended December 31, 2000 and for the period from June 1, 1999 to December 31, 1999, respectively, paid to a company owned by an individual related to certain Members of Essential.

         Marketing expense consists of promotion, public relations, corporate identity, trade shows and related travel. Marketing expense for the year ended December 31, 2000 was $349,851. No such expenses were incurred in the period from June 1, 1999 to December 31, 1999.

         General and administrative expenses consisted principally of administrative employee salaries and benefits, consulting, professional fees and facilities. General and administrative expenses for the year ended December 31, 2000 was $491,930. General and administrative expenses were $280 for the period June 1, 1999 to December 31, 1999. Included in general and administrative expenses are costs incurred of $147,840 by two entities that are related to certain members of LCG, an entity that owns 50% of Essential. Such costs include consulting fees, employee salaries, occupancy, telephone and computer leases. In the case of employee salaries, costs are allocated to Essential based on the time each employee conducts business specific to Essential. In the case of the other expenses, costs are allocated based on a percentage of resources used by Essential.

         Net loss for the year ended December 31, 2000 was $1,418,954.

Liquidity and Capital Resources

         Since inception, Essential has not generated revenues and has incurred significant recurring losses from operations, working capital deficit and deficit in Members' capital. For the period from June 1, 1999 (date of commencement) to December 31, 2001, Essential has incurred losses of $4,772,242 and negative cash flow from operating activities and investing activities of $4,057,437 and $30,949, respectively.

         In December 1999, LCG acquired a 50% interest in Essential for an aggregate purchase price of $2,500,000. The consideration received was comprised of $500,000 in cash and a further $2,000,000 evidenced by a note. The note bore interest at the rate of 6% per annum, had a maturity date of December 13, 2002 and was secured by the membership interest of LCG. The debt due under the note was fully repaid in July, 2001.

         Cash provided by financing activities for the period from June 1, 1999 to December 31, 2001 was $4,102,249, which was derived principally from proceeds from the issuance of Members' capital of $500,000, proceeds from the repayments of note receivable for Members' capital in the amount of $2,000,000 and Bridge Loans in the amount of $1,500,000.

         Through December 31, 2001, Essential received total Bridge Loans of $1,500,000 from the Company. From January 1, 2002 through April 24, 2002, Essential received an additional $1,025,000 in Bridge Loans from the Company and $500,000 from a third-party lender. All such loans are unsecured and bear interest at rates of between 8 1/2% and 18% per annum; however, interest does not begin to accrue until January 31, 2002. The Bridge Loans will, subject to Closing, be repaid as set forth in the Agreement.

Plan of Operations

         Management of Essential does not anticipate recognizing product-related revenue until the second half of 2002, at the earliest.

         Product development expenses for fiscal 2002 are expected to be approximately $2.5 million. The increase in product development is related to expenses incurred for tooling, ASIC design and new game development.

         Marketing expense is expected to be approximately $3 million for fiscal 2002. The significant increase in marketing expense is due to anticipated increases in the number of marketing and sales employees, as well as increases in advertising and promotion, trade shows and commission expenses.

         General and administrative expenses are expected to be approximately $2.5 million for fiscal 2002. The increase in general and administrative is due to anticipated increases in the number of administrative employees required to support Essential's product development and marketing activities.

         Management of Essential expects interest expense to be approximately $400,000 for fiscal 2002. In addition to interest on the Bridge Loans, Essential will incur interest on purchase order financing and accounts receivable factoring.

         Management of Essential expects that approximately $5 million will be required to purchase inventory and for other working capital purposes for fiscal 2002.

         Management of Essential expects that Bridge Loan principal and interest in the amount of $1,025,000 will be repaid during fiscal 2002.

         It is expected that up to $8 million will be raised through the Private Placement (see "Material Terms of the Exchange," above). In addition, during fiscal 2002, Essential anticipates arranging purchase order financing and accounts receivable factoring which will provide cash of approximately $3 million.

         For fiscal 2002, it is expected that Essential will require a total of approximately $14 million in cash or cash equivalents in order to repay $1,025,000 of the Bridge Loans, complete its development plan and to begin to produce, market and sell its primary product. Management of Essential anticipates, based on currently proposed plans and assumptions relating to the implementation of its business plan (including the timetable of costs and expenses associated with, and success of, its marketing efforts), that following the consummation of the Private Placement, the net proceeds of the Private Placement together with purchase order financing, accounts receivable factoring and projected revenues from operations, will be sufficient to satisfy Essential's operations for approximately 5 months if $4 million is raised in the Private Placement and approximately 8 months if $8 million is raised in the Private Placement. Management of Essential expects to raise the estimated additional cash required from the exercise of certain warrants and/or through additional offerings of its securities.

                            DESCRIPTION OF SECURITIES

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, there were issued and outstanding 8,645,260 shares of Common Stock, and no shares of preferred stock.

Common Stock

         On June 14, 2001 the Company redeemed 2,068,417 shares of its Common Stock for $2,068. These shares of common stock were previously held by a total of 27 of the Company's shareholders, including Messrs. Neely and Ortega.

         On July 2, 2001, the Company declared a stock split effected in the form of a dividend to shareholders of record on June 14, 2001. The payment date for the stock split was July 5, 2001. Four additional shares of Common Stock were issued for each one such share issued and outstanding. As a result of the stock split, each shareholder of record as of such date received four additional shares of Common Stock for each share of Common Stock owned as of the record date. Following the stock split, the Company had 8,645,260 shares of $.001 par value Common Stock issued and outstanding.

         Voting Rights. The holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of the Company's directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

         Dividends; Redemption; Liquidation. The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of the Board of Directors. In the event of the Company's liquidation, dissolution or winding up, the holders of shares of Common Stock are entitled to participate ratably in all assets remaining available for distribution to them after payment of the Company's liabilities and after provision has been made for each class of stock, if any, having any preference in relation to the Common Stock.

         The Company has never declared or paid a cash dividend on the capital stock, nor does it expect to pay cash dividends on the Common Stock within the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

         Holders of shares of Common Stock have no preemptive rights.

Preferred Stock

         The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), none of which is outstanding. The Board of Directors is, pursuant to the approval by the Shareholders as of February 1, 2002, vested with authority to divide the class of shares of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series.

Warrants

          As discussed under "Material Terms of the Exchange," Essential may issue Agent Warrants, any of which would if unexercised be exchanged for JPAL Agent Warrants upon Closing. In addition, JPAL has issued warrants to certain of its creditors in connection with its receipt of certain bridge loans (the "Bridge Warrants").

         JPAL Agent Warrants. Up to 460,800 shares of Common Stock will be reserved for issuance pursuant to the exercise of the JPAL Agent Warrants. The figure would be reduced in proportion to: (i) the sale by Essential of fewer than the up to 7,680,000 Private Placement Interests offered in the Private Placement, since any reduction thereof would diminish the maximum number of Agent Warrants issuable pursuant thereto; (ii) the issuance by Essential of less than the maximum six percent (6%) of the aggregate number of Private Placement Interests sold in the Private Placement, and (iii) any exercise prior to Closing of Agent Warrants. Any reduction pursuant to (i) and (ii) above would result in an absolute decrease in the number of shares of Common Stock outstanding on a fully diluted basis, whereas any reduction pursuant to (iii) would reduce the number of shares of Common Stock reserved for issuance pursuant to the JPAL Agent Warrants but a concomitant increase in shares issued and outstanding; the number of shares of Common Stock issued and outstanding on a fully diluted basis would be unaffected by (iii) above. The JPAL Agent Warrants shall be exercisable for approximately $1.30 per share, vest immediately and expire up to five (5) years from Closing.

         Bridge Warrants. The Company has received bridge financing (the "Bridge Loans") in the amount of $2,525,000. In consideration for the Bridge Loans, the lender(s) shall receive warrants (the "Bridge Warrants") to purchase an aggregate of 750,000 shares of Common Stock.

         The Bridge Warrants expire two (2) years from Closing and are exercisable at $1.90 per share of Common Stock, subject to decrease as determined by the Board of Directors of the Company, provided, that no such decrease may be effected prior to Closing. The Bridge Warrants are callable pursuant to certain conditions related to average closing price and volume of the Common Stock in addition to the effectiveness of the registration statement discussed under "Terms of the Contribution Agreement -- Registration Rights" above.

Convertible Notes

         JPAL has offered the right to certain of its creditors to convert up to $500,000 of notes (the "JPAL Convertible Notes") into a maximum of 263,158 shares of Common Stock. The offer will be available for acceptance for a period of six (6) months following the Closing. Conversion of this debt raises the maximum number of shares of Common Stock issued and outstanding subsequent to the Closing to 19,044,214.

Options

         The Company will reserve 3,500,000 shares of Common Stock for issuance under the 2001 Stock Incentive Plan approved by the Shareholders as of February 1, 2002. As of the date hereof, no options (the "Options") have been issued. The 2001 Stock Incentive Plan was described in the proxy statement filed in connection with the February 1, 2002 meeting of Shareholders and filed as an exhibit thereto.

Change in Control

         A director may be removed, whether with or without cause, solely upon the affirmative vote of holders of no less than two thirds of the issued and outstanding shares entitled to vote on the election of directors.

Transfer Agent

         The Company's transfer agent is Pacific Stock Transfer Company. The transfer agent's mailing address is 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth ownership information as of the Record Date and immediately following the Closing, with respect to (i) each current director or executive officer of the Company, (ii) each current director and executive officer of Essential, (iii) all directors and executive officers of the Company and Essential as a group and (iii) each person known to the Company to be a beneficial owner of more than 5% of the outstanding voting securities of the Company. As of the Record Date, there were 8,645,260 shares of common stock and no shares of preferred stock outstanding (the "Preferred Stock"). Each share of common stock is entitled to one vote. Unless otherwise noted, the address of each of the individuals listed below is c/o Essential Reality, LLC, 49 West 27th Street, New York, NY 10001.


                                       Number of Shares          Percentage of       Number of Shares     Percentage of Shares
                                  Beneficially Owned as     Shares Owned as of     Beneficially Owned          Owned After the
Name                             of the Record Date (1)     the Record Date(2)     After the Exchange              Exchange(3)
----                             -------------------        ---------------        ------------------              --------
Frank Drechsler
17620 Oak Street
Fountain Valley, CA 92708                     5,100,260                   59.0                      0                        0

LCG Capital Group, LLC                                0                      0              4,800,000                    26.1%

Martin Abrams                                         0                      0              2,400,480                    13.1%

John Gentile                                          0                      0              1,199,760                     6.5%

Anthony Gentile                                       0                      0              1,199,760                     6.5%

Humbert B. Powell, III                                0                      0                      0                        0

Reuben Levine                                         0                      0                      0                        0

Martin Currie                                         0                      0                      0                        0

David Devor                                           0                      0                      0                        0

Stanley Friedman                                      0                      0                      0                        0

Aaron Gavios                                          0                      0                      0                        0

Richard Rubin                                         0                      0                      0                        0

Ian Benoliel                                          0                      0                      0                        0

All directors and executive
officers as a group                           5,100,260                   59.0              9,600,000                    52.2%

---------------

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by him.

(2) Based on 8,645,260 shares of the Company's common stock outstanding. Excludes all outstanding warrants.

(3) Based on 17,280,000 Exchange Shares and 1,106,891 Public Shares outstanding. Excludes all JPAL Convertible Notes, Bridge Warrants and any potential JPAL Agent Warrants.

                            Shareholder Vote Required

         Ratification of the Agreement will, pursuant to Section 120 of Chapter 92A, Mergers and Exchanges of Interest, Title 7, Business Associations; Securities; Commodities, of the Nevada Revised Statutes (the "NRS"), require the affirmative vote of a majority of the shares entitled to be cast therefor. PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDER HAS ALREADY INFORMED THE COMPANY THAT HE WILL BE VOTING "FOR" THE PROPOSAL SET FORTH HEREIN. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDER IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THE PROPOSAL AND, THEREFORE, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE PROPOSAL.

         The Sole Director recommends that the Shareholders vote "FOR" the proposal to approve the Agreement and the Exchange.

                            GENERAL AND OTHER MATTERS

         Management knows of no matters other than the matter described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

                             SOLICITATION OF PROXIES

         The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail only. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

                              SHAREHOLDER PROPOSALS

         The Board of Directors has not yet determined the date on which the next annual meeting of Shareholder of the Company will be held. Any proposal intended to be presented at the Company's next annual meeting of Shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to Shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

By Order of the Board of Directors,


/s/ Frank Drechsler
-------------------
Frank Drechsler,
Sole Director
May 21, 2002

                                                                       Exhibit A




                         AMENDED CONTRIBUTION AGREEMENT

                                   dated as of

                                 April 24, 2002

                                  by and among

                                   JPAL, INC.,

                             ESSENTIAL REALITY, LLC,

                                 MARTIN ABRAMS,

                                  JOHN GENTILE,

                                 ANTHONY GENTILE

                                       and

                             LCG CAPITAL GROUP, LLC

                         AMENDED CONTRIBUTION AGREEMENT

         AMENDED CONTRIBUTION AGREEMENT dated as of April 24, 2002 (this "Amended Agreement"), by and among ESSENTIAL REALITY, LLC, a Delaware limited liability company (the "Company"), JPAL, Inc., a Nevada corporation ("JPAL"), and MARTIN ABRAMS, JOHN GENTILE, ANTHONY GENTILE and LCG CAPITAL GROUP, LLC (collectively referred to as the "Company Members") amends, restates and supplements, where applicable, the Contribution Agreement dated as of August 23, 2001, as amended as of October 30, 2001, November 30, 2001 and January 31, 2002 and approved by shareholders of JPAL at a duly called and held meeting on February 1, 2002 (the "February Meeting").

                  WHEREAS, the Company and JPAL have determined that a business combination between JPAL and the Company is advisable and in the best interests of their respective companies, members and shareholders, and presents an opportunity for their respective companies to achieve long_term strategic and financial benefits;

                  WHEREAS, the Company and JPAL have determined to modify the structure of the transaction previously approved by JPAL's shareholders (the "Exchange") and submit such modified transaction (the "Modified Exchange") for approval by such shareholders (the "Shareholders") at a meeting called therefor (the "Meeting") while reaffirming the parties' collective determination that a business combination, structured as hereinafter set forth, is and remains advisable and in the best interests of the such respective companies, members and Shareholders;

                  WHEREAS, the Company and JPAL have determined that the Modified Exchange is to be effected by a transfer described in Section 1.1 hereof by the Company Members of all of their respective membership interests in the Company (the "Membership Interests") to JPAL in exchange for an aggregate of 9,600,000 shares (the "Contribution Shares") of common stock, par value $.001 per share, of JPAL (the "Common Stock"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, JPAL has (a) determined that the Modified Exchange is fair to, and in the best interests of, JPAL and the Shareholders, (b) approved and declared the advisability of entering into this Amended Agreement, and (c) recommended that its Shareholders approve and adopt this Amended Agreement;

                  WHEREAS, Frank Drechsler ("Drechsler") owns more than 50% of the outstanding Common Stock and has consented in writing to the approval and adoption of this Amended Agreement and the Modified Exchange;

                  WHEREAS, JPAL and the Company agree that the Company may consummate a private placement (the "Private Placement") for membership interests (the "Private Placement Interests") in an amount up to $8,000,000, which Private Placement Interests shall in such event be transferable as provided in Section 1.1 hereof upon the closing of the Modified Exchange (the "Closing") in exchange for shares of Common Stock (the "Private Placement Shares") and that JPAL shall take all action requisite to the issuance contemporaneously with the Closing of such Private Placement Shares;

                  WHEREAS, the obligations of each of JPAL and the Company to effect the Modified Exchange is conditioned as further described in Article 9 hereof;

                  WHEREAS, at the Closing the aggregate of the Private Placement Shares and the Contribution Shares will represent ownership of JPAL stock possessing at least 80% of the total combined voting power of all classes of JPAL stock entitled to vote and at least 80% of the total number of shares of all other classes of JPAL stock;

                  WHEREAS, the parties hereto intend that the Modified Exchange qualify for income tax purposes as a tax_free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                              The Modified Exchange

         Section 1.1       Modified Exchange.

         (a) JPAL's transfer agent, Pacific Stock Transfer Company, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging Membership Interests for the Contribution Shares and Private Placement Interests for Private Placement Shares. At or prior to the Closing, JPAL shall deliver to the Exchange Agent 9,600,000 shares of Common Stock and up to an additional 7,680,000 shares of Common Stock to be used as the Contribution Shares and Private Placement Shares, respectively.

         (b) At the Closing, and subject to the terms and conditions of this Amended Agreement, the Company Members shall contribute their respective Membership Interests, as such Membership Interests are set forth on Schedule 1.1 hereto, to JPAL in exchange for the Contribution Shares.

         (c) At the Closing, and subject to the terms and conditions of this Amended Agreement, the investors in the Private Placement (the "Investors") shall contribute their respective Private Placement Interests to JPAL in exchange for the Private Placement Shares. The identity of each Investor and the number of Private Placement Interests held thereby shall be provided by the Company to JPAL as soon as practicable after the closing of the Private Placement. The Company shall contemporaneously therewith furnish to JPAL a representation as to "accredited investor" status within the meaning of Section 501 under Regulation D of the Securities Act of 1933, as amended (the "Securities Act") with respect to each Investor.

         (d) If any portion of the Contribution Shares or the Private Placement Shares is to be delivered to any Person other than the Company Members or Investor, it shall be a condition that such Person shall pay to the Exchange Agent any transfer or other taxes (as defined in Section 11.13) required as a result of such delivery to other than the Company Member or Investor or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         Section 1.2 JPAL Shareholders' Approval. Drechsler is the holder of more than 50% of the outstanding shares of Common Stock. The written consent of Drechsler to the approval and adoption of this Amended Agreement and the Modified Exchange is attached as Exhibit A hereto. No other approval, with the exception of the approval by the Shareholders at a meeting thereof duly called and held, is required in order to consummate the Modified Exchange.

         Section 1.3 Closing. The Closing of the Modified Exchange and the other transactions contemplated by this Amended Agreement shall take place at 11:00 a.m. on a date to be specified by the parties, which shall be the date of satisfaction (or waiver in accordance with this Amended Agreement) of all of the conditions set forth in Article 9 (the "Closing Date"), unless another time or date is agreed to by the parties hereto. The Closing shall be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022.

                                    ARTICLE 2
                                JPAL Post-Closing

         Section 2.1 Charter Amendments. JPAL has taken all necessary corporate action to effect the following changes to its Articles of Incorporation as of the Closing: (a) change its name to "Essential Reality, Inc." and (b) authorize the Board of Directors to set forth the rights and preferences of the preferred stock. JPAL will file all necessary documents with the State of Nevada subsequent to the approval of the Modified Exchange.

         Section 2.2 Resignation of Directors and Officers. Effective as of the Closing, each of the Officers and Directors of JPAL then in office shall resign.

         Section 2.3 Appointment of New Directors and Officers. Effective as of the Closing, the Officers and Directors of the Company immediately prior to the Closing shall assume their respective positions as Officers and Directors of JPAL.

                                    ARTICLE 3
                     Representations and Warranties of JPAL

         JPAL represents and warrants to the Company that:

         Section 3.1 Corporate Existence and Power. JPAL is a corporation duly incorporated, validly existing and in good standing under the Nevada Revised Statutes (the "NRS") and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 11.13) on JPAL. JPAL is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on JPAL. JPAL has heretofore delivered to the Company true and complete copies of its Articles of Incorporation and By-laws as currently in effect.

         Section 3.2 Authorization.

         The execution, delivery and performance by JPAL of this Amended Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within JPAL's corporate powers and have been duly authorized by all necessary corporate action with the exception of the approval of its Shareholders, the affirmative vote of which holding more than 50% of the outstanding shares of Common Stock is the only action of JPAL necessary in connection with its execution and delivery of this Amended Agreement, the performance of its obligations hereunder and the consummation of the Modified Exchange. This Amended Agreement has been duly and validly executed and delivered by JPAL and, assuming the due authorization, execution and delivery thereof by the Company, is a legal, valid and binding obligation of JPAL, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         JPAL's Board of Directors, at a meeting duly called and held, has (a) determined that this Amended Agreement and the transactions contemplated hereby, including the Modified Exchange, are fair to and in the best interests of the Shareholders, (b) approved and adopted this Amended Agreement and the transactions contemplated hereby, including the Modified Exchange, which approval satisfies in full any applicable requirements of the NRS, and (c) resolved to recommend, and recommended, approval and adoption of this Amended Agreement by such Shareholders.

         Section 3.3 Governmental Authorization. The execution and delivery of this Amended Agreement and the performance by JPAL of its obligations under this Amended Agreement relating to the Closing and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), foreign or state securities laws or regulations of various states ("Blue Sky Laws") or takeover laws, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on JPAL, or materially impair the ability of JPAL to consummate the Modified Exchange and the transactions contemplated by this Amended Agreement.

         Section 3.4 Non-contravention. The execution and delivery by JPAL of this Amended Agreement and the consummation by JPAL of the transactions contemplated hereby and performance of its obligations under this Amended Agreement do not and will not (a) violate JPAL's Articles of Incorporation or By-Laws, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of JPAL, or to a loss of any benefit to which JPAL is entitled under any provision of any agreement or other instrument binding upon JPAL, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of JPAL, or (d) result in the creation or imposition of any Lien (as defined herein) on any asset of JPAL.

         Section 3.5 Capitalization.

         (a) The authorized capital stock of JPAL consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). The Shareholders have approved, though JPAL has not as of yet caused to be filed the articles of amendment setting forth, an amendment to its Articles of Incorporation providing for "blank check" preferred stock. As of the date of this Amended Agreement, the outstanding capitalization of JPAL consists of (i) 8,645,260 shares of Common Stock, (ii) no shares of Preferred Stock, and (iii) no options and warrants to purchase shares of Common Stock. The list of Shareholders attached hereto as Schedule 3.5 is the true and correct list of such Shareholders of record of outstanding shares of Common Stock on the record date established with respect to the Meeting. All outstanding shares of capital stock of JPAL have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied. Except as set forth herein, as of the date hereof there are no outstanding options, warrants, subscriptions, conversion or other rights, agreements or other commitments obligating JPAL to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock.

         (b) There are no outstanding obligations, contingent or otherwise, of JPAL to redeem, purchase or otherwise acquire any capital stock or other securities of JPAL.

         (c) JPAL is not in violation of and has not violated any federal or state securities laws in connection with any transaction relating to JPAL and/or an Affiliate, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of JPAL.

         (d) There are not as of the date hereof, and there will not be at the Closing, any shareholder agreements, voting trusts or other agreements or understandings to which JPAL is a party or by which it is bound relating to the voting of any shares of the capital stock of JPAL.

         (e) The shares of Common Stock to be issued as part of the Contribution Shares and Private Placement Shares will be duly authorized for issuance and when issued and delivered in accordance with the terms of this Amended Agreement, will be validly issued, fully paid and non-assessable and the issuance thereof will not be subject to any preemptive or other similar right.

         Section 3.6 Subsidiaries. JPAL has no subsidiaries.

         Section 3.7 Financial Statements.

         (a) Attached hereto as Schedule 3.7 is a copy of JPAL's audited financial statements as of and for the fiscal year ended December 31, 2001 (the "JPAL Financial Statement Date"), certified by Lesley, Thomas, Schwarz & Postma, Inc. (the "JPAL Financial Statements"). The JPAL Financial Statements were prepared in accordance with the books and records of JPAL in all material respects and were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise noted therein. The JPAL Financial Statements fairly present the financial position of JPAL as of the dates set forth therein or the results of operations and changes in financial position of JPAL for the fiscal periods or as of the dates set forth therein.

         (b) Other than in connection with this Amended Agreement and the Private Placement, JPAL has no current business activity whatsoever.

         Section 3.8 Absence of Certain Changes. Since the JPAL Financial Statements Date there has not, with the exception of any matter related to the February Meeting or any document executed and/or filed in connection therewith, been:

         (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on JPAL;

         (b) any amendment of any material term of any outstanding security of JPAL;

         (c) any incurrence, assumption or guarantee by JPAL of any indebtedness for borrowed money;

         (d) any creation or other incurrence by JPAL of any Lien on any material asset;

         (e) the making of any loan, advance or capital contributions to or investment in any Person;

         (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or any asset(s) of JPAL which would, individually or in the aggregate, have a Material Adverse Effect on JPAL;

         (g) any transaction or commitment made, or any contract or agreement entered into, by JPAL or any relinquishment by JPAL of any contract or other right;

         (h) any change in any method of accounting, method of tax accounting, or accounting practice by JPAL;

         (i) any (i) grant of any severance or termination pay to any current or former director, officer or employee of JPAL, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of JPAL, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of JPAL, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of JPAL;

         (j) any labor dispute, other than routine individual grievances; or

         (k) any tax election or any settlement or compromise of any tax liability, in either case that is material to JPAL.

         Section 3.9 No Liabilities or Debts. Except for the Bridge Notes described herein and as set forth on Schedule 3.9 hereto, there are no liabilities or debts of JPAL of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

         Section 3.10 Compliance with Laws and Court Orders. JPAL holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental entities necessary for the lawful conduct of its business (the "JPAL Permits"), except where the failure so to hold would not have a Material Adverse Effect on JPAL. JPAL is in compliance with the terms of JPAL Permits, except where the failure so to comply would not have a Material Adverse Effect on JPAL. JPAL is and has been in compliance with, and to the best knowledge of JPAL, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on JPAL.

         Section 3.11 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of JPAL threatened against or affecting, JPAL or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

         Section 3.12 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of JPAL who might be entitled to any fee or commission in connection with the transactions contemplated by this Amended Agreement.

         Section 3.13 Taxes. (a) JPAL has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its respective balance sheet (in accordance with GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of JPAL except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. JPAL has not received any notice of audit, is not undergoing any audit of its Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of its business which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by JPAL with respect to any Tax Returns. JPAL has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of its business. JPAL has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. The provision for Taxes, if any, due or to become due for JPAL for the period or periods through and including the date of the JPAL Financial Statements that has been made and is reflected on such financial statements is sufficient to cover all such Taxes. Deferred Taxes, if any, of JPAL included in the JPAL Financial Statements have been computed in accordance with GAAP. JPAL is not a party to any Tax allocation or Tax sharing agreement and JPAL has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise. JPAL has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

         (b) The term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax. The term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

         Section 3.14 Employee Benefit Plans. Schedule 3.14 comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Benefit Plans") which JPAL presently maintains, to which JPAL presently contributes or under which JPAL has any liability and which relate to employees (current or former) or independent contractors of JPAL. Each of the Employee Benefit Plans administered by JPAL have been administered in accordance with all requirements of applicable law and terms of each such plan. Each Employee Benefit Plan that is required to be qualified under the Employment Retirement Income Security Act of 1974, or registered or approved by a regulatory authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and such qualification, registration or approval has not been revoked. All contributions (including premiums) required by law or contract to have been made or accrued by JPAL under or with respect to the Employee Benefit Plans have been paid or accrued by JPAL or will be paid in the ordinary course within 90 days. Without limiting the foregoing, there are no unfunded liabilities under any Employee Benefit Plan. JPAL has not received notice of any investigations, litigation or other enforcement actions against it with respect to any of the Employee Benefit Plans. To JPAL's knowledge, there are no pending actions, suits or claims by former or present employees of JPAL (or their beneficiaries) with respect to Employee Benefit Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

         Section 3.15 Environmental Matters.

         (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on JPAL:

                  (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the best knowledge of JPAL, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

                  (ii) JPAL is and has been in compliance with all Environmental Laws and all Environmental Permits; and

                  (iii) there are no liabilities of or relating to JPAL of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

         (b) The following terms shall have the meaning set forth below:

                  "JPAL" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of JPAL.

                  "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

                  "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person as currently conducted.

         Section 3.16 Patents and Other Proprietary Rights. JPAL does not have rights to use, whether through ownership, licensing or otherwise any patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights and processes. JPAL has not and does not violate or infringe any intellectual property right of any Person, and JPAL has not received any communication alleging that it violates or infringes the intellectual property right of any other Person. JPAL has not been sued for infringing any intellectual property right of another Person.

         Section 3.17 Anti-takeover Statutes. The Board of Directors of JPAL has approved this Amended Agreement and the transactions contemplated hereby, and neither the anti-takeover provisions of the NRS nor those of any other similar statute or regulation applies to the Modified Exchange or any of the other transactions contemplated hereby.

         Section 3.18 Disclosure. Neither this Amended Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered to the Company pursuant hereto or pursuant to any written request therefor, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

         Section 3.19. Labor Matters. Drechsler is the only current employee of JPAL. JPAL has never been a party to any collective bargaining agreement or other labor agreement with any labor union or organization. There is no unfair labor practice charge or other grievance procedure against JPAL pending, or, to the best knowledge of JPAL, threatened. There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against JPAL, pending, or, to the best knowledge of JPAL, threatened. JPAL is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. There is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of JPAL, threatened, in respect to which any current or former director, officer, employee or agent of JPAL, may be entitled to claim indemnification from JPAL.

         Section 3.20. Contracts. Schedule 3.20 hereto sets forth a complete and accurate list and description of all of the following contracts and agreements, with the exception of any contract or agreement related to the February Meeting or any document executed and/or filed in connection therewith, whether written or oral, of JPAL:

         (a) agreements, contracts or instruments to which JPAL is a party that relate to the borrowing of money, the capital lease or purchase on an installment basis of any property or asset or the guarantee of any of the foregoing (including without limitation pledged receivables);

         (b) licenses, leases, contracts and other arrangements with respect to any property of JPAL, and all contracts, agreements, commitments, purchase orders or other understandings or arrangements with respect to which JPAL has any liability or obligation (contingent or otherwise) or which may otherwise have any continuing effect after the date of this Amended Agreement;

         (c) contracts, agreements or other understandings or arrangements (including without limitation those with respect to compensation) between JPAL and any current or former shareholder, officer, director, consultant, agent and/or Affiliate (or any spouse or relative of any of the foregoing);

         (d) management, operating, service, joint venture, partnership or limited liability company agreements;

         (e) any contract or agreement pursuant to which JPAL has agreed to indemnify or hold harmless any other Person or to pay liquidated damages of any kind;

         (f) any contract or agreement creating any Lien on any property or assets of JPAL;

         (g) any contract or agreement relating to the capital stock of JPAL; or

         (h) any other material agreement, lease, commitment, instrument, plan, arrangement or contract entered into by JPAL, or to which any of its assets may be subject.

         All the foregoing are herein called "Contracts." Such list includes with respect to each Contract the names of the parties, the date thereof, and its title or other general description. The Contracts listed on Schedule 3.20 set forth the entire arrangement and understanding between JPAL and the respective third parties with respect to the subject matter thereof, and, except as indicated in such Schedule, there have been no amendments or waivers or side or supplemental arrangements to or in respect of any Contract. JPAL will furnish any further information that the Company may reasonably request in connection therewith. Each Contract is valid, binding and enforceable against JPAL, and to the best knowledge of JPAL, each other party thereto, in accordance with its terms and in full force and effect. There is no event that has occurred or existing condition that constitutes or that, with notice, the happening of an event and/or the passage of time, would constitute a default or breach under any Contract by JPAL, or would cause the acceleration of any obligation of any party thereto, give rise to any right of termination or cancellation or cause the creation of any Lien by reason of the failure of JPAL to fulfill the obligations thereunder.

         Section 3.21. SEC Filings. JPAL has filed all forms, reports and documents (the "SEC Documents") required to be filed with the Securities and Exchange Commission (the "SEC") since its inception and has heretofore delivered all the SEC Documents to the Company. The SEC Documents (a) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         Section 3.22. Maturity Of Bridge Loans. None of the Bridge Loans (as defined in Section 6.1 hereof) shall mature prior to January 1, 2003.

                                    ARTICLE 4
                  Representations and Warranties of the Company

         The Company represents and warrants to JPAL that:

         Section 4.1 Corporate Existence and Power. The Company is a limited liability company duly organized and in good standing under the laws of the State of Delaware. The Company has all powers and governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. At the Closing, the Company will be duly qualified to do business as a foreign corporation and will be in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to JPAL true and complete copies of the Articles of Formation and Operating Agreement as currently in effect.

         Section 4.2 Authorization. The execution, delivery and performance by the Company of this Amended Agreement and the consummation by the Company of the transactions contemplated hereby are within the powers of the Company, and have been duly authorized by all necessary action. This Amended Agreement, assuming the due authorization, execution and delivery thereof by JPAL, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         Section 4.3 Governmental Authorization. The execution and delivery of this Amended Agreement and the performance by the Company of its obligations under this Amended Agreement relating to the Modified Exchange, the Closing and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws or takeover laws, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the Modified Exchange and the transactions contemplated by this Amended Agreement.

         Section 4.4 Non_contravention. The execution and delivery by the Company of this Amended Agreement and the consummation by the Company of the transactions contemplated hereby and performance of its obligations under this Amended Agreement do not and will not (a) violate the Company's Certificate of Formation or Operating Agreement, (b) assuming compliance with the matters referred to in Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or (d) result in the creation or imposition of any Lien on any asset of the Company, except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Amended Agreement.

         Section 4.5 Subsidiaries. The Company has no subsidiaries.

         Section 4.6 Financial Statements. The Company Financial Statements (as defined in Section 7.3 below) were prepared in accordance with the books and records of the Company in all material respects and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as otherwise noted therein. Each of the Company Financial Statements fairly presents the financial position of the Company as of the respective dates set forth therein or the results of operations and changes in financial position of the Company for the respective fiscal periods or as of the respective dates set forth therein.

         Section 4.7 Absence of Certain Changes. From December 31, 2001 until the date hereof, the business of the Company has been conducted in the ordinary course and there has not, with the exception of any Bridge Loans discussed in
Section 6.1 hereof as well as certain other bridge loans for up to $1,000,000, been:

         (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on the Company;

         (b) any incurrence, assumption or guarantee by the Company of any material indebtedness for borrowed money;

         (c) any creation or other incurrence by the Company of any Lien on any material asset;

         (d) the making of any material loan, advance or capital contributions to or investment in any Person;

         (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or any asset(s) of the Company which would, individually or in the aggregate, have a Material Adverse Effect on the Company;

         (f) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its business or any of its assets (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in any case material to the Company except in the ordinary course of business of the Company;

         (g) any material labor dispute, other than routine individual grievances; or

         (h) any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company.

         Section 4.8 Compliance with Laws and Court Orders. The Company is and has been in compliance with, and to the best of its knowledge is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.9 Litigation. Except as set forth on Schedule 4.9 hereto, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

         Section 4.10 Patents and Other Proprietary Rights. Except as set forth on Schedule 4.10 hereto (which Schedule 4.10 shall be delivered by the Company to JPAL no later than ten (10) days following the date of this Amended Agreement), (a) the Company does not have rights to use, whether through ownership, licensing or otherwise, any patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights and processes, (b) to the Company's knowledge, the Company has not and does not violate or infringe any intellectual property right of any Person, (c) the Company has not received any written communication alleging that it violates or infringes the intellectual property right of any other Person and (d) the Company has not been sued for infringing any intellectual property right of another Person.

         Section 4.11 Disclosure. Neither this Amended Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered to JPAL pursuant hereto or pursuant to any written request therefor, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 5
               Covenants of JPAL, the Company, Drechsler and Appel

         Section 5.1 Pre-Closing Transactions. Prior to Closing, the Company shall have consummated the Private Placement of up to 7,680,000 Private Placement Interests for an aggregate of up to $8,000,000 in gross proceeds. All Private Placement Interests will be sold at the equivalent of approximately $1.04167 (the "Offering Price") each and be contributed to JPAL in exchange for Private Placement Shares on a one-for-one basis upon Closing, subject to the provisions of Article 9 hereof.

         In addition, the following actions shall have been taken:

         (a) Escrow Shares. Prior to or upon consummation of the Closing, certain Shareholders shall place thirty percent (30%) of the Public Shares (as further described in Section 5.2 below) into escrow (the "Escrow Shares"), pursuant to the terms of an escrow agreement in a form reasonably satisfactory to the Company. The Escrow Shares shall be released from escrow on the following terms: (i) one third of the Escrow Shares four (4) months from the Closing Date;
(ii) another third of the Escrow Shares eight (8) months from the Closing Date , and (iii) the remaining third of the Escrow Shares twelve (12) months from the Closing Date.

                  The Company shall inform JPAL of the number of Private Placement Interests sold in the Private Placement as soon as practicable after the closing thereof, subsequent to which JPAL and the Company shall determine the number of Public Shares to be issued and outstanding subsequent to the Closing pursuant to Section 5.2 below. The Company shall in connection therewith determine the identity of the Shareholders whose Public Shares will be placed in escrow. The Company's determination thereof shall be made in consultation with and subject to the consent of JPAL, which consent shall not be unreasonably withheld.

         (b) Assignment of Convertible Company Notes. Prior to the closing of the Private Placement, JPAL shall assign, convey, transfer and deliver to certain Lenders (see Section 6.1 below), and such Lenders shall acquire from JPAL, pursuant to an assignment and transfer agreement in a form reasonably satisfactory to the Company (each such agreement, an "Assignment and Transfer Agreement") to be executed by and between JPAL and each such respective Lender, all right, title and interest in and to certain convertible promissory notes (the "Convertible Company Notes" as further described hereinafter) to be issued by the Company to JPAL (the "Assignment"), which Convertible Company Notes shall have the same terms and provisions as the form of note attached hereto as Exhibit B (the "Current Company Note"), with the exception of the conversion feature described in Section 5.1(c) below, the prepayment provisions set forth in Section 6.1(c) below and a maturity date of December 31, 2003.

                  The Assignment and Transfer Agreement(s) shall provide for each such Lender's acquisition and assumption, prior to the closing of the Private Placement, of all right, title and interest in and to the Convertible Company Notes in consideration for the cancellation of all right, title and interest held by each such Lender in and to certain notes (the "JPAL Notes") issued by JPAL to such Lenders in consideration for the Bridge Loans (as further described in Section 6.1 hereof). The aggregate amount and proportion between principal and interest of such JPAL Notes shall be identical in amount and proportion to the Conversion Amount (as defined in Section 5.1(c)(i) hereof).

                  JPAL undertakes, in connection herewith, to cause such Lender(s) to agree to execute the Assignment and Transfer Agreement(s) within fifteen (15) calendar days of the execution of this Amended Agreement. JPAL and the Company agree and accept that the contemplated Assignment constitutes a material condition of JPAL to effect the Modified Exchange and the Company consents to such Assignment, provided, that the terms of such Assignment and Transfer Agreement require each Lender to agree to the terms of this Amended Agreement, including with specific reference the repayment terms of the Convertible Company Notes (see Section 6.1(c) below).

                  Anything to the contrary herein notwithstanding, in the event the Modified Exchange is not consummated by August 31, 2002, then the Assignment and Transfer Agreements shall be null and void and all conversions that may have been effectuated prior to such date shall be rescinded.

         (c) Conversion of Notes Prior to Closing. In connection with the foregoing, the parties hereto agree that the Convertible Company Notes to be assigned by JPAL to the Lenders and described in the foregoing paragraph shall:

                  (i) constitute notes for an aggregate dollar amount of $250,000 (the "Conversion Amount"), which Conversion Amount shall consist of principal and accrued interest thereon in proportionate amounts;

                  (ii) prior to the closing of the Private Placement be issued by the Company to JPAL in return for the cancellation of presently issued and outstanding notes issued by the Company for the like amount; and

                  (iii) carry a conversion feature enabling the holder thereof to convert such Conversion Amount into Private Placement Interests as if such Conversion Amount were provided by means of a cashier's check or wire transfer to the Company.

                  Assuming delivery to the Company of the Company Convertible Notes for conversion into Private Placement Interests in accordance with the terms set forth in the subscription agreement attached to the Confidential Private Placement Memorandum governing the Private Placement, including execution of such subscription agreement and related confidential prospective purchaser questionnaire, the Company hereby undertakes to accept such Company Convertible Notes as constituting good and valid consideration for subscription of an aggregate of 240,000 Private Placement Interests in the Private Placement; provided, however, that such Company Convertible Notes may only be delivered to the Company for conversion if the Company has not already closed on subscriptions for aggregate gross proceeds of at least $4,000,000 in the Private Placement.

         (d) Conversion of Notes Subsequent to Closing. Within fifteen (15) calendar days of the execution of this Amended Agreement, JPAL shall issue convertible notes in the aggregate amount of $500,000, consisting of principal and accrued interest thereon in proportionate amounts (the "JPAL Convertible Notes"), to certain Lender(s) in consideration for the cancellation of all right, title and interest held by each such Lender in and to certain JPAL Notes for the like amount. For a period of six (6) months following the Closing, the JPAL Convertible Notes may be converted, in the sole and absolute discretion of the holders thereof, into an aggregate of 263,158 shares of Common Stock at a conversion price of $1.90 per share. The JPAL Convertible Notes (with the Company Convertible Notes, the "Convertible Notes") shall have the same terms and provisions as the Current Company Note attached hereto as Exhibit B, with the exception of the conversion feature described in this Section 5.1(d), the prepayment provisions set forth in Section 6.1(c) below and a maturity date of December 31, 2003. No conversion of any Convertible Notes shall in any way reduce the number of Bridge Warrants hereinafter provided for (see Section 6.1).

                  Anything to the contrary herein notwithstanding, in the event the Modified Exchange is not consummated by August 31, 2002, then the issuance of the JPAL Convertible Notes in consideration for the cancellation of the JPAL Notes shall be null and void.

         (e) Non-Convertible Notes. Within fifteen (15) calendar days of the execution of this Amended Agreement, JPAL shall issue non-convertible notes in an aggregate amount equal to the amount of the Bridge Loans less the amount of the Convertible Notes (the "Non-Convertible Notes") to certain Lender(s) in consideration for the cancellation of all right, title and interest held by each such Lender in and to certain JPAL Notes for the like amount. The Non-Convertible Notes (with the Convertible Notes, the "Bridge Notes") shall have the same terms and provisions as the Current Company Note attached hereto as Exhibit B, with the exception of the prepayment provisions set forth in
Section 6.1(c) below and a maturity date of December 31, 2003.

                  Anything to the contrary herein notwithstanding, in the event the Modified Exchange is not consummated by August 31, 2002, then the issuance of the Non-Convertible Notes in consideration for the cancellation of the JPAL Notes shall be null and void.

         (f) Agent Warrants. Contemporaneously with the closing of the Private Placement, the Company may issue warrants (the "Agent Warrants") to certain of its financial advisors (the "Agents"). The Agent Warrants shall enable their holders to purchase membership interests of the Company up to an aggregate of six percent (6%) of the number of Private Placement Interests sold in the Private Placement at an exercise price of one hundred and twenty-five percent (125%) of the Offering Price. The Agent Warrants issued shall be in addition to the cash compensation of up to six percent (6%) of the dollar amount raised in the Private Placement.

                  Upon Closing, the Agent Warrants shall unless earlier exercised automatically be cancelled in exchange for warrants to purchase that number of shares of Common Stock of JPAL (the "JPAL Agent Warrants") as would have been received from the Company had the Agent Warrants been exercised for membership interests of the Company prior to Closing. The Company shall inform JPAL of the number of Agent Warrants issued but not exercised as soon as practicable after the closing of the Private Placement, subsequent to which time the Company shall accept no Agent Warrants for exercise. The JPAL Agent Warrants shall have the same terms and features as the Agent Warrants except that they shall vest immediately, not be callable, expire up to 5 years from date of issuance and not provide for cashless exercise.

Section 5.2 Capitalization; No Liabilities or Debts.

         (a) JPAL shall take all necessary actions so that there shall; (i) immediately prior to the Closing be issued and outstanding that number of shares of Common Stock as would represent 6.02% of the aggregate capitalization presuming effectuation of the Modified Exchange (the "Public Shares"), and (ii) be reserved for issuance pending the effectuation of the Modified Exchange the aggregate number of shares of Common Stock as shall immediately subsequent to Closing constitute the remaining 93.98% shares of Common Stock to be issued and outstanding, provided, however, that the number represented by the Public Shares shall exclude any shares of Common Stock: (i) issued or to be issued to the Lender(s) in connection with the exercise of their Bridge Warrants (see Section
6.1 below); (ii) exchanged for membership interests of the Company having been issued pursuant to the exercise of Agent Warrants, and (iii) reserved for issuance pursuant to the exercise of JPAL Agent Warrants to be issued in consideration for the cancellation of the Agent Warrants.

                  Except as set forth immediately above, there shall as of Closing be no other outstanding shares of capital stock, options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating JPAL to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, with the exception of the Bridge Warrants, JPAL Convertible Notes, JPAL Agent Warrants, shares of Common Stock reserved for issuance pursuant to exercise of the JPAL Agent Warrants, the Private Placement Shares and the Contribution Shares (collectively, the "Securities"), nor any options, warrants, subscriptions, conversions or other rights, agreements or commitments relating to such Securities or the Public Shares.

         (b) JPAL shall take all necessary actions so that immediately prior to the Closing, except for the Bridge Loans, there shall be no liabilities or debts of JPAL of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there shall be no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

Section 5.3 Public Company Status. JPAL shall make any and all necessary filings so that at the Closing the Common Stock shall still be a publicly-traded security.

Section 5.4 Shareholder Approval. In connection with obtaining shareholder approval for this Amended Agreement and the transactions contemplated hereby, JPAL shall comply with all applicable requirements of the NRS and federal securities law, including but not limited to the mailing to its Shareholders of a written proxy statement containing the information specified in Schedule 14A of the Exchange Act (the "JPAL Proxy Statement"). The JPAL Proxy Statement shall be prepared in accordance with the requirements of the Exchange Act and will not at the time it is filed contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 5.5 Indemnification.

         (a) Each of JPAL and Howard Appel shall, jointly and severally, indemnify, defend and hold harmless each of the Company Members and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer or member of the Company or an employee of the Company, and their respective heirs, legal representatives, successors and assigns (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Amended Agreement by JPAL or HMA (see below), including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or
(ii) any act, omission or conduct of Drechsler or JPAL prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("Indemnified Liabilities"). Any Indemnified Party wishing to claim indemnification under this Section 5.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Howard Appel and JPAL, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.5, except to the extent such failure materially prejudices such party.

         (b) All rights to indemnification under this Section 5.5 shall survive the consummation of the Modified Exchange and the termination of this Amended Agreement. The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives. No party shall enter into any settlement regarding the foregoing without prior approval of the Indemnified Party.

         Section 5.6 Drechsler Release. At the Closing, Drechsler shall deliver to the Company an executed copy of the Release attached hereto as Exhibit C.

         Section 5.7 Conduct of Business of JPAL. Except as contemplated by this Amended Agreement, during the period commencing on the date hereof and ending as of the Closing Date or the termination of this Amended Agreement, JPAL shall not conduct any business activities whatsoever without the prior written consent of the Company.

                                    ARTICLE 6
                            Covenants of HMA and JPAL

         Section 6.1 Bridge Financings. (a) HMA Advisors, Inc. ("HMA") shall have loaned or arranged for an aggregate of $2,525,000 of bridge financings (the "Bridge Loans") for the Company, and in connection therewith HMA and/or the bridge investors (collectively, the "Lenders") shall receive warrants (the "Bridge Warrants") to purchase 750,000 shares of Common Stock at an exercise price of $1.90 per share, subject to decrease as determined in the discretion of board of directors of JPAL as constituted subsequent to the Closing. The Bridge Warrants shall be immediately exercisable and expire two (2) years from the date of the Closing. JPAL shall be able to call the Bridge Warrants, provided: (i) that the shares of Common Stock shall have traded for an average closing market price of $1.50 above the prevailing exercise price for a period of no less than fifteen (15) business days (the "Period"); (ii) that the SEC shall have declared effective the registration statement under the Securities Act (the "Statement," as further described in Section 7.1 below) pursuant to which the shares of Common Stock underlying such Bridge Warrants shall have been registered prior to the commencement of such period, and (iii) that the average daily volume of the Common Stock traded during the Period shall have been no less than 100,000.

         (b) No fees or commissions shall be payable in connection with any of the above-mentioned bridge financings.

         (c) Subject to Closing, JPAL undertakes to prepay the Bridge Loans (including all loans evidenced by Bridge Notes), excluding any Bridge Loans converted into Private Placement Interests or shares of Common Stock as provided for in Sections 5.1(c) and 5.1(d) hereof, respectively, in the following manner:

                  (i) at Closing, principal plus a proportionate amount of accrued interest equal to 15% of all cash amounts raised in the Private Placement between $4,000,000 and $6,250,000, provided, however, that if $6,250,000 or greater is raised, then such prepayment amount shall equal an aggregate of $500,000.

                  (ii) 15 days following each of the four calendar quarters in 2003, principal plus a proportionate amount of accrued interest equal to $100,000.

                  (iii) 50% of the proceeds received by JPAL from the exercise of any Bridge Warrants, within 15 days of receipt by JPAL.

                  (iv) For any proceeds raised by issuance of securities that were deemed equity at time of issuance:

                           A. In the year 2002. 15% of the net proceeds received
from the sale of such equity above $10,000,000 (including proceeds raised in the Private Placement) shall become immediately due and payable within 15 days of receipt thereof by JPAL, subject to a maximum of up to $700,000; and

                           B. In the year 2003. 20% of the net proceeds received
from the sale of any such equity shall become immediately due and payable within 15 days of receipt thereof by JPAL, subject to a maximum of $700,000, provided, that in the event the aggregate principal amount of Bridge Loans remaining outstanding at the time such equity is raised shall exceed $1,000,000, then the maximum amount due and payable within fifteen days of receipt by JPAL shall be $900,000.

         Anything to the contrary in Section 6.1(c)(iv) notwithstanding, if at any time during either 2002 or 2003 the equity raised from unrelated sales is $1,000,000 or less and the investor(s) in each such unrelated sale objects to the repayment of the Bridge Loans, then no such repayment shall be made. For purposes of calculating the proceeds received and amounts raised set forth in this Section 6.1(c)(iv): (A) any non-cash investment, or (B) any amounts raised from strategic investors that are either (1) earmarked for specific use, or (2) received in connection with actual or anticipated other relationship(s) with such investor(s) that exist(s) or may exist, shall not be counted in such calculation.

                  (v) within 45 days following the end of each calendar quarter (except 90 days with respect to the last quarter in a year) beginning on October 1, 2002, 35% of any Excess Cash greater than $2,000,000, up to a maximum of $200,000 (in addition to amounts received under clause (ii) above) in any quarter, where "Excess Cash" means any cash on the books of JPAL at the end of a quarter that is not restricted by an agreement or covenant providing for such restriction minus any equity and/or debt raised during such quarter.

         For purposes of this Section 6.1(c), in no event may the amounts paid be greater than the amounts owed to the Bridge Note holders. In addition; (i) all payments to be made under this Section 6.1(c) are subordinate to obligations to financing sources, and may be subject to restrictive covenants imposed by either trade or secured creditors, and (ii) the holders of the notes representing the Bridge Loans have agreed not to take any action on the prepayment obligations until any such restrictive covenants are eliminated or terminated. To the extent that a cash payment is not made when due, all unpaid amounts not paid at maturity shall earn interest at a rate of 12% per annum.

                                    ARTICLE 7
                Covenants of the Company and the Company Members

         Section 7.1 Registration Statement. Promptly following the Closing, the Company Members shall cause JPAL to file the Statement, which Statement shall cover the resale of; (a) up to one hundred percent (100%) of the Private Placement Shares; (b) all shares of Common Stock underlying the Bridge Warrants;
(c) all shares of Common Stock underlying the JPAL Agent Warrants, if any; (d) all shares reserved for issuance pursuant to conversion of the JPAL Convertible Notes, and (e) twenty-five percent (25%) of the Contribution Shares. Holders of all Private Placement Shares not included in the Statement shall be given piggy-back registration rights applicable to all such shares with respect to any registration statement on an appropriate form that JPAL may file subsequent to the filing of the Statement.

         Section 7.2 Restrictions on Trading. Notwithstanding the provisions of
Section 7.1 above, the twenty-five percent (25%) of the Contribution Shares being registered above may be sold only to the extent of such number of shares (in the aggregate) that is equal to 10% of the average weekly volume of the Common Stock during the preceding four weeks, on a rolling basis. Any Contribution Shares that become available for sale pursuant hereto shall be released from these restrictions on a pro rata basis. In addition, the Shareholders referenced in Section 5.1(a) hereinabove shall execute letters whereby they agree that the Escrow Shares shall not be sold during the terms provided in such Section, and shall include a statement representing to JPAL that no shares of Common Stock will be sold short for twelve (12) months following the Closing Date.

         Section 7.3 Financial Statements. The Company shall deliver to JPAL, as soon as they become available but in no event later than 30 business days after the date hereof, copies of the Company's audited financial statements as of and for the fiscal year ended December 31, 2001, certified by Deloitte & Touche LLP (the "Company Financial Statements").

                                    ARTICLE 8
                            Covenants of the Parties

         The parties hereto agree that:

         Section 8.1 Reasonable Best Efforts. Subject to the terms and conditions of this Amended Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Amended Agreement.

         Section 8.2 Filings; Other Action. Subject to the terms and conditions herein provided, the Company and JPAL shall promptly use reasonable best efforts to cooperate with one another in (a) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Amended Agreement and the consummation of the transactions contemplated hereby and (b) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (c) taking or causing to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

         Section 8.3 Public Announcements. The Company and JPAL shall consult with each other before issuing any press release or making any public statement with respect to this Amended Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the written consent of the other party.

         Section 8.4 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Amended Agreement, each of the parties shall promptly notify the other party hereto of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Amended Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Amended Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Amended Agreement, would have been required to have been disclosed pursuant to Section 3 and
Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Amended Agreement.

         Section 8.5 Access to Information; Confidentiality.

         (a) Following the date hereof, until consummation of all transactions contemplated hereby, the Company, on the one hand, and JPAL, on the other, will give to the other party, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, furnish to the other party and its representatives such financial and other data and information as such party and its representatives may reasonably request and instruct its own employees and representatives (including, without limitation, insurance agents and underwriters) to cooperate with the other party in its investigations. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other parties. No investigation pursuant to this Section shall affect any representation or warranty made by any party hereunder.

         (b) All information obtained by the Company or JPAL in connection with the transactions contemplated hereby shall be kept confidential and will not be used for any purpose unrelated to the consummation of the transactions contemplated by this Amended Agreement. Should the Closing not occur for any reason, all such information and copies thereof shall promptly be returned to each respective party.

                                    ARTICLE 9
                              Conditions Precedent

         Section 9.1 Conditions of Obligations of the Company Members. The obligations of the Company Members to effect the Modified Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company Members:

         (a) Representations and Warranties. Each of the representations and warranties of JPAL set forth in this Amended Agreement shall be true and correct in all material respects as of the date of this Amended Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on JPAL.

         (b) Performance of Obligations of JPAL. JPAL shall have performed in all material respects all obligations required to be performed by it under this Amended Agreement at or prior to the Closing.

         (c) Secretary's Certificate. The Secretary of JPAL shall deliver to the Company at the Closing a certificate certifying: (i) that attached thereto is a true and complete copy of its Articles of Incorporation (including all amendments thereto) as in effect at the Closing; (ii) that attached thereto is a true and complete copy of its By-laws as in effect at the Closing; (iii) that attached thereto is a true and complete copy of all resolutions duly adopted by its Board of Directors (x) authorizing the execution, delivery and performance of this Amended Agreement, (y) authorizing the consummation of the transactions contemplated hereby and (z) directing the submission of the Modified Exchange to a vote of the Shareholders, and that such resolutions have not been amended or modified and are in full force and effect; and (iv) that attached thereto is a true and complete copy of (x) the Certificate of the Inspector of Elections appointed to serve as such at the Meeting of Shareholders called to vote on this Amended Agreement attesting to validity of inspected proxies and presence of sufficient number thereof to constitute quorum thereat, and (y) the Minutes of the Meeting of Shareholders attesting to the vote at such Meeting executed by Drechsler and a Secretary whom JPAL shall duly have appointed.

         (d) Legal Opinion. The Company shall have received an opinion, dated the Closing Date, of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to JPAL, in the form attached hereto as Exhibit D.

         (e) Good Standing Certificate. JPAL shall have furnished the Company with good standing and existence certificates for JPAL in its jurisdiction of incorporation and other jurisdictions as the Company shall reasonably request.

         (f) Certified List of Record Holders. The Company shall have received a certified list from JPAL's transfer agent of the holders of record of JPAL's Common Stock as of the Closing Date.

         (g) Shareholders' Vote. JPAL shall have delivered to the Company evidence satisfactory to the Company that a majority of the Shareholders approved the transactions contemplated hereby in accordance with applicable state and federal securities laws at the Meeting.

         (h) Due Diligence. JPAL shall have delivered to the Company's counsel all due diligence materials requested by the Company and the Company is satisfied with the results of its review thereof.

         (i) Bridge Notes. All Bridge Notes shall have been exchanged pursuant to Sections 5.1(b), (d) and (e) above.

         (j) Private Placement. The Company shall have consummated the Private Placement with no less than $6,500,000 in gross proceeds.

         Section 9.2 Conditions of Obligations of JPAL. The obligations of JPAL to effect the Modified Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by JPAL:

         (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Amended Agreement shall be true and correct in all material respects as of the date of this Amended Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Company.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Amended Agreement at or prior to the Closing Date.

         (c) Officer's Certificate. An officer of the Company shall deliver to JPAL at the Closing a certificate certifying: (i) that attached thereto is a true and complete copy of the Company's Certificate of Formation (including all amendments thereto) as in effect at the Closing; (ii) that attached thereto is a true and complete copy of the Operating Agreement of the Company, and (iii) that attached thereto is a true and complete copy of all resolutions duly adopted by the Board of Managers of the Company (x) authorizing the execution, delivery and performance of this Amended Agreement, (y) authorizing the consummation of the transactions contemplated hereby and (z) directing the submission of the Modified Exchange to a vote, and that such resolutions have not been amended or modified and are in full force and effect.

         (d) Legal Opinions. JPAL shall have received an opinion, dated the Closing Date, of (i) Olshan Grundman Frome Rosenzweig & Wolosky LLP in the form attached hereto as Exhibit E and (ii) the Company's patent counsel in a form reasonably satisfactory to JPAL.

         (e) The Assignment. The Company shall have consented to the Assignment as described in Section 5.1(b) hereof.

                                   ARTICLE 10
                                   Termination

         Section 10.1 Termination. This Amended Agreement may be terminated and the Modified Exchange may be abandoned at any time prior to the Closing:

         (a) by mutual written consent of the parties hereto;

         (b) by either the Company or JPAL if the Closing shall not have occurred on or before August 31, 2002, which date may be extended for up to 30 days in the discretion of the Company (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Amended Agreement);

         (c) by the Company if (i) JPAL shall have failed to comply in any material respect with any of the covenants or agreements contained in this Amended Agreement to be complied with or performed by JPAL; or (ii) any representations and warranties of JPAL contained in this Amended Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on JPAL; or

         (d) by JPAL if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Amended Agreement to be complied with or performed by them; or (ii) any representations and warranties of the Company contained in this Amended Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of the Closing Date (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on the Company.

         Section 10.2 Effect of Termination. In the event of the termination of this Amended Agreement pursuant to Section 10.1, all further obligations of the parties under this Amended Agreement, other than the provisions of this Section 10.2, Section 11.4 (fees and expenses), Section 8.5(b) (confidentiality),
Section 8.3 (public announcements) and Section 5.5 (indemnification), shall forthwith be terminated without any further liability of any party to the other parties. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Amended Agreement.

                                   ARTICLE 11
                                  Miscellaneous

         Section 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid, if to the Company, to:

         Essential Reality, LLC
         49 West 27th Street
         New York, New York 10001
         Fax: (212) 244-9550
         Attention: General Counsel

         with a copy to (which shall not constitute notice):

         Olshan Grundman Frome Rosenzweig & Wolosky LLP
         505 Park Avenue
         New York, New York 10022
         Fax: (212) 755-1467
         Attention: Steven Wolosky, Esq.

         if to JPAL, to:

         JPAL, Inc.
         17620 Oak Street
         Fountain Valley, California  92708
         Fax: (949) 660-9010
         Attention: Frank Drechsler

         with a copy to (which shall not constitute notice):

         Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
         101 East 52nd Street
         New York, New York 10022
         Fax: (212) 980-5192
         Attention: Arthur S. Marcus, Esq.

         if to Howard Appel, to:

         HMA Advisors, Inc.
         One Belmont Avenue, Suite 417
         Bala Cynwyd, PA 19004
         Fax: (610) 660-5905
         Attention: Howard Appel

         with a copy to (which shall not constitute notice):

         Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
         101 East 52nd Street
         New York, New York 10022
         Fax: (212) 980-5192
         Attention: Arthur S. Marcus, Esq.

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally, telecopied or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         Section 11.2 Survival of Representations and Warranties. Except as set forth in Section 5.5(b) above, the representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing.

         Section 11.3 Amendments; No Waivers.

         (a) Any provision of this Amended Agreement with respect to transactions other than the Modified Exchange contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and JPAL; or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 11.4 Fees and Expenses. Except for all transfer taxes which shall be paid by JPAL, all costs and expenses incurred in connection with this Amended Agreement shall be paid by the party incurring such cost or expense.

         Section 11.5 Successors and Assigns. The provisions of this Amended Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Amended Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

         Section 11.6 Governing Law. This Amended Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         Section 11.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amended Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

         Section 11.8 Counterparts; Effectiveness. This Amended Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amended Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Amended Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 11.9 Entire Agreement. This Amended Agreement and the Exhibits and Schedules hereto constitutes the entire agreement between the parties with respect to the subject matter of this Amended Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. Neither JPAL nor the Company makes any representations or warranties, except as set forth in this Amended Agreement.

         Section 11.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 11.11 Severability. If any term, provision, covenant or restriction of this Amended Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amended Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Amended Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 11.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Amended Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         Section 11.13 Definition and Usage.

         For purposes of this Amended Agreement:

                  "Affiliate" means, with respect to any Person, any other Person, or indirectly controlling, controlled by, or under common control with such Person.

                  "knowledge" of any Person which is not an individual means the knowledge of such person's officers after reasonable inquiry.

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

                  "Material Adverse Effect" means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of an entity and any of its subsidiaries, taken as a whole.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

                  "taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

         A reference in this Amended Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of the following individuals has caused this Amended Agreement to be signed, and each party that is not an individual has caused this Amended Agreement to be duly executed under seal by its respective authorized officer, all as of the day and year first above written.


                                                      JPAL, INC.

         /s/ Martin Abrams                            By:    /s/ Frank Drechsler
         ---------------------------                         -------------------
         Martin Abrams                                Name:  Frank Drechsler
         An individual                                Title: President


                                                      LCG CAPITAL GROUP, LLC


         /s/ John Gentile                             By:    /s/ Michael Alpert
         -----------------------------------                 -----------------------------------
         John Gentile                                 Name:  Michael Alpert
         An individual                                Title: President of Winchester Capital Group, LLC,
                                                               its Managing Member


                                                      ESSENTIAL REALITY, LLC


         /s/ Anthony Gentile                          By:    /s/ Humbert Powell
         -----------------------------------                 -----------------------------------
         Anthony Gentile                              Name:  Humbert powell
         An individual                                Title: Acting CEO


FOR PURPOSES OF SECTION 5.5 ONLY:                     FOR PURPOSES OF SECTION 5.6 ONLY:


         /s/ Howard Appel                             /s/ Frank Drechsler
         -----------------------------------          -----------------------------------
         Howard Appel                                 Frank Drechsler
         An individual                                An individual

FOR PURPOSES OF ARTICLE 6 ONLY:

HMA ADVISORS, INC.


By: /s/ Howard Appel
    -----------------------------------
    Name:  Howard Appel
    Title: President

                                                                    Schedule 1.1


                              MEMBERSHIP INTERESTS
                              --------------------


Name of Member               Percentage Interest          Membership Interests
--------------               -------------------          --------------------

LCG Capital Group, LLC               50.0%                     4,800,000
Martin Abrams                        25.005%                   2,400,480
John Gentile                         12.4975%                  1,199,760
Anthony Gentile                      12.4975%                  1,199,760


         Notwithstanding anything to the contrary contained in this Amended Agreement, the following transfers of securities shall be permitted:

         (a) prior to the Closing, the Company Members may transfer all or a portion of their Membership Interests to affiliated entities and/or family members, and such Persons shall then be deemed to be Company Members for purposes of this Amended Agreement; and

         (b) prior to or following the Closing, LCG Capital Group, LLC may transfer all or a portion of its Contribution Shares pro rata to its members, based on such members' ownership percentage in LCG Capital Group, LLC.

                                                                       EXHIBIT B

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-KSB,
                                 AMENDMENT NO. 1

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the fiscal year ended December 31, 2001

                                -----------------

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the transition period from                    to
                                         -----------------    ------------------

Commission File Number: 000-32319

                                   JPAL, Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)

Nevada                                                                33-0851302
------                                                                ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

17620 Oak Street, Fountain Valley, California                              92708
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                 (714) 785.2095
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Act:

    Title of each class registered:   Name of each exchange on which registered:
    -------------------------------   ------------------------------------------
                 None                                     None

Securities registered under Section 12(g) of the Act:

            Common Stock, Par Value $.001
                   (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes[X] No [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

State issuer's revenues for its most recent fiscal year. $1,039.00

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act.) As of April 12, 2002, approximately $14,534,500.

As of April 12, 2002, there were 8,645,260 shares of the issuer's $.001 par value common stock issued and outstanding.

Documents incorporated by reference. There are no annual reports to security holders, proxy information statements, or any prospectus filed pursuant to Rule 424 of the Securities Act of 1933 incorporated herein by reference.

Transitional Small Business Disclosure format (check one):

                                 Yes[X] No [ ]

                                     PART I

Item 1. Description of Business.

Our Background. JPAL, Inc. was incorporated pursuant to the laws of the State of Nevada on March 31, 1999. On April 6, 2000, we filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to amend and restate Articles of Incorporation in their entirety and specifically to authorize 50,000,000 shares of $.001 par value common stock.

Our Business. We were originally formed to provide vacation rental properties and services for the Year 2000 New Year's Eve celebration in Las Vegas, and continued to provide vacation rental properties and services after the Year 2000 New Year's Eve celebration. We generated revenues of approximately $6,793 through December 31, 1999, and $2,462 through December 31, 2000. As an Internet based provider of vacation rental properties and services, we had been in the process of redesigning our website to provide a wide range of services to both vacationers and property owners. Our primary source of revenue was property rental fees, which were charged to the property owners as a percentage of the vacationers' total rental price. Those fees were our primary source of revenue, although we also attempted to generate additional revenue sources such as Internet advertising.

In August 2001, we suspended further development of our website that was intended to provide vacation rental properties and services because we entered into a contribution agreement with Essential Reality LLC, a Delaware limited liability company. Essential Reality LLC is a privately held New York-based technology firm specializing in the development of innovative computer and game console peripherals. Pursuant to the terms of the contribution agreement, we will issue 11 million shares of our common stock to the current shareholders of Essential Reality LLC in exchange for all of the equity interests of Essential Reality LLC. The consummation of the transaction is contingent on a number of factors, including, but not limited to, that we raise a minimum of $4.5 million dollars.

Essential Reality LLC is positioning itself to take advantage of the opportunities in this marketplace with the development of its first product, P5(TM), a 3D input device capturing finger-bend and relative hand-position to enable intuitive interaction with 3D environments. P5(TM) is designed as a low-cost natural interface for the computer, game consoles and other USB-compatible 3D-software platforms. The product will utilize a patented bend sensor technology to accurately determine the bend of the user's five fingers. In addition, P5(TM) will track the relative position of the hand in space.

Competition. If we consummate the acquisition of Essential Reality LLC, we will enter the market for peripheral input devices, including mouses and joysticks, which is very competitive. In addition, Sony and Nintendo, who currently dominate the interactive entertainment software industry, may determine to develop their own 3D peripheral port device and have the financial resources to withstand significant price competition and to implement extensive advertising campaigns. If we consummate the acquisition of Essential Reality LLC, many of our competitors have far greater financial, technical, personnel and other resources than we do, and many are able to carry larger inventories and adopt more aggressive pricing policies. Prolonged price competition or reduced operating margins would cause our profits to decrease significantly.

Patents and Proprietary Rights. We own the Internet domain name "www.jpalco.com." Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Essential Reality LLC is exploring intellectual property protection of P5(TM) for dynamic manipulation of computer- generated objects in a multi-dimensional environment. P5(TM) will benefit from Essential Reality LLC's proprietary bend sensor and tracking technology as a means for coordination of movement between human and machine. Essential Reality LLC believes that the integration of such technologies into the glove interface, in combination with proprietary software and firmware applications and drivers, will result in a superior product at a low, cost effective price point not previously recognized in the field. The securing of intellectual property rights in its glove device should enable Essential Reality LLC to control, market, license, manufacture and distribute P5(TM) in the United States and potentially worldwide.

Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting any other such activities in the next twelve months, unless we complete the acquisition of Essential Reality LLC.

Employees. As of April 12, 2002, we have no employees, other than our sole officer. We anticipate that we will not hire any employees in the next six months, unless we consummate the acquisition of Essential Reality LLC.

Item 2.  Description of Property.

Our Facilities. Our executive, administrative and operating offices are located at 17620 Oak Street, Fountain Valley, California 92708. Frank Drechsler, our president, secretary and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Drechsler does not expect to be paid or reimbursed for providing office facilities.

Item 3.  Legal Proceedings.

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Item 4.  Submission of Matters to Vote of Security Holders

There were no matters submitted for vote of our security holders during the year ended December 31, 2001.


                                     PART II

Item 5.  Market Price for Common Equity and Related Stockholder Matters.

Reports to Security Holders. We are a reporting company with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

On April 19, 2001, we were approved for quotation on the Over-the-Counter Bulletin Board ("OTC BB") under the ticker symbol JPAL. The following table sets forth, for the periods indicated, the range of the high and low bid quotations for the shares of common stock as quoted on the OTC BB. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. As of December 31, 2001, there were 8,645,260 shares of our common stock outstanding.


-------------------------------------------------------------------------------
              2001                 HIGH                        LOW
-------------------------------------------------------------------------------
          2nd Quarter             $1.00                       $0.263
-------------------------------------------------------------------------------
          3rd Quarter             $7.00                       $1.00
-------------------------------------------------------------------------------
          4th Quarter             $6.05                       $2.97
-------------------------------------------------------------------------------


The closing price for our common stock on April 12, 2002, was $3.95.

On June 14, 2001, we redeemed 2,068,417 shares of its common stock for $2,068. On July 2, 2001, we approved a 5 for 1 forward stock split of its common stock. Accordingly, all share and per share amounts have been retroactively restated in the financial statements to reflect this split.

During 2001, we issued 610,560 warrants, which were valued at $838,276, in connection with short term promissory notes executed from August 23, 2001, to December 31, 2001. The warrants were issued for the purchase of common stock at $3.00 per share. These warrants are exercisable at the option of warrant holder and expire three years from the date of issuance.

During January and February 2002, we issued additional warrants to acquire 353,040 shares of our common stock at a purchase price of $3.00 per share in connection with the issuances of additional notes payable.

There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders.

As of December 31, 2001, the approximate number of holders of record of shares of our common stock is thirty.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

         o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
         o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
         o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
         o a toll-free telephone number for inquiries on disciplinary actions;
         o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
         o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

         o        the bid and offer quotations for the penny stock;
         o the compensation of the broker-dealer and its salesperson in the transaction;
         o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
         o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Item 6. Management's Discussion and Analysis of Financial Condition or Plan of Operation.

This following information specifies certain forward-looking statements of management of the company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "will", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Liquidity and Capital Resources. We had cash of $1,770 as of December 31, 2001. Our total assets were $1,522,983, of which approximately $1,500,000 is due from Essential Reality LLC. Our total liabilities were approximately $1,314,601 as of December 31, 2001. From August through December 2001, we entered into several unsecured notes payable in order to memorialize certain bridge financings relating to the contemplated transaction with Essential Reality LLC. Those unsecured notes payable bear interest rates ranging from 8.00% to 8.50%. Notes totaling $650,000 will mature on the earliest of (i) March 1, 2002, or (ii) the sale or exchange of all or substantially all of the outstanding shares of common stock. As of April 12, 2002, those notes and accrued interest have not been repaid. The note holders have not called the notes. In the event that on of those notes is called, other notes holders have agreed to fund us to satisfy this debt.

Notes totaling $911,400 will mature on the earliest of (i) January 1, 2003 or
(ii) the sale or exchange of all or substantially all of the outstanding shares of common stock. The total amount of notes payable was $1,561,400 at December 31, 2001. Our total interest expense on these notes during the year ended December 31, 2001 was $25,824. We issued warrants to acquire 610,560 shares of our common stock at a purchase price of $3.00 per share in connection with the issuances of those notes payable. Those warrants were valued at $838,276. The value of such warrants has been reflected as a discount to the related notes payable, and is being amortized to interest expense over the original terms of the notes. Deferred interest of $560,788 has been amortized as interest expense during the year ended December 31, 2001. The remaining balance of deferred interest of $277,488 has been netted with the outstanding principal balance of $650,000 for the current notes payable. Therefore, our current notes payable, net of deferred interest, was $372,512 as of December 31, 2001. Our long term notes payable were $911,400 as of December 31, 2001.

Pursuant to the contribution agreement, we loaned $1,500,000 of the proceeds from those notes payable to Essential Reality LLC. The note from Essential Reality LLC is unsecured and bears interest of 8.5%; however, interest did not begin to accrue until December 31, 2001. The principal together with accrued interest is due on the earliest of (i) January 31, 2004, (ii) the closing of the transactions contemplated by the contribution agreement, or (iii) the sale or exchange of substantially all of the membership interests of Essential Reality LLC. Although none of those events have occurred, we believe that this note is collectible because of the financial backing of the members of Essential Reality LLC and projected cash flows from their future operations. In addition, certain of our note holders have indicated that they will fund us if the need arises.

During January and February 2002, we executed several notes payable agreements. Those notes total $882,600 and bear an interest rate of 8.50% with maturity dates from January 15, 2002, through January 31, 2003. We issued warrants to acquire 353,040 shares of our common stock at a purchase price of $3.00 per share in connection with the issuances of those notes payable. A note of $100,000 was due on January 15, 2002, and other notes totaling were due March 1, 2002. As of April 12, 2002, these notes and accrued interest have not been repaid. The note holders have not called the notes. In the event that on of those notes is called, other notes holders have agreed to fund us to satisfy this debt.

Results of Operations.

Revenue. For the year ended December 31, 2001, we generated revenues of approximately $1,039, compared to revenues of approximately $2,462 during the year ended December 31, 2000. The decline in our revenues is due to the fact that we have suspended the redevelopment of our website and all marketing activities because of our pending acquisition of Essential Reality LLC. We do not expect that we will generate any significant revenues until such time as we complete the acquisition of Essential Reality LLC.

Operating Expenses. For the year ended December 31, 2001, operating expenses totaled $653,436. $586,612 of those expenses is for interest expense. Interest expense includes the interest of $25,824 due on the notes payable during the year ended December 31, 2001, and the deferred interest of $560,788 from the valuation of the warrants. The value of the warrants, which has been reflected as a discount to the related notes payable, and is being amortized to interest expense over the original terms of the notes. Deferred interest of $560,788 has been amortized as interest expense during the year ended December 31, 2001. We also have incurred significant general and administrative expenses. We anticipate that we will continue to incur significant general and administrative expenses with respect the contemplated acquisition of Essential Reality LLC.

Our Plan of Operation for the Next Twelve Months. Our plan of operation is dependent on our ability to complete the acquisition of Essential Reality LLC or complete the redevelopment of our website so that we can generate more revenues. If we are unable to complete the acquisition of Essential Reality LLC, then we intend to complete the redevelopment of our website.

In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We will need to raise additional capital to complete the acquisition of Essential Reality LLC. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all.

We are not currently conducting any research and development activities. We do not anticipate conducting any other such activities in the next twelve months, unless we complete the acquisition of Essential Reality LLC. We do not anticipate that we will purchase or sell any significant equipment in the next six to twelve months unless we complete the acquisition of Essential Reality LLC. We do not anticipate that we will hire any employees in the next six to twelve months, unless complete the acquisition of Essential Reality LLC.

Item 7.  Financial Statements

The financial statements required by Item 7 are presented in the following order:

Item 8.  Changes in and Disagreements with Accountants.

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                    PART III

Item 9.  Directors, Executive Officers, Promoters and Control Persons.

Our directors and principal executive officers are as specified on the following table:

================================================================================
Name                    Age      Position
--------------------------------------------------------------------------------
Frank Drechsler          34      president, secretary, treasurer and a director
================================================================================


Frank Drechsler. Mr. Drechsler has been one of our directors since June 2001. Since July 2001, Mr. Drechsler has also been the president, secretary and a director of Finger Tip Drive, Inc., a Nevada corporation which provides online computer data storage services. Also since July 2001, Mr. Drechsler has been a director of Zowcom, Inc., a Nevada corporation which designs customized websites and web-based business planning applications. From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow. In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations. During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs. From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution. Mr. Drechsler graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992. Mr. Drechsler is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Our director will serve until the next annual meeting of stockholders. Our executive officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance. We believe that our officers, directors, and principal shareholders have filed all reports required to be filed on, respectively, a Form 3 (Initial Statement of Beneficial Ownership of Securities), a Form 4 (Statement of Changes of Beneficial Ownership of Securities), or a Form 5 (Annual Statement of Beneficial Ownership of Securities).

Item 10.  Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services payable to our former and current officers during the year ended December 31, 2001, and our current officer for the year ending December 31, 2002. Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.


============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Ryan Neely - former president and former     2001        None          None              None                    None
secretary
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Jason Ortega - former treasurer              2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Frank Drechsler - president, secretary,      2001        None          None            $11,000                   None
treasurer and director
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our director receives no compensation for his service on our board of directors.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 12, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

================================================================================================================================
    Title of Class               Name and Address                         Amount and Nature                Percent of Class
                                of Beneficial Owner                      of Beneficial Owner
--------------------------------------------------------------------------------------------------------------------------------
Common Stock         Frank Drechsler                                      5,100,260 shares
                     17620 Oak Street                             president, secretary, treasurer,              58.99%
                     Fountain Valley, CA 92708                                director
--------------------------------------------------------------------------------------------------------------------------------
Common Stock         All directors and named executive                    5,100,260 shares                      58.99%
                     officers as a group
================================================================================================================================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Item 12.  Certain Relationships and Related Transactions.

Related Party Transactions. There have been no related party transactions, except for the following:

Frank Drechsler, our president, secretary, treasurer and director, currently provides office space to us at no charge. Mr. Drechsler does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Drechsler.

During the period ended December 31, 2001, we recorded rent expense of $3,900 which represents our pro rata share of the office space being provided by our current and past presidents. We also recorded computer consulting services of $4,625 which were provided by our previous president. The services were valued using hourly rates at estimated fair market value of similar services. We have recorded $10,979 for legal, accounting and other administrative expenses that were paid for by our current and past presidents. The presidents have waived reimbursement of the allocated rent, computer consulting services, legal, accounting and other administrative services provided and have considered them as additional paid-in capital. During the period ended December 31, 2001, our current president received $11,000 as compensation which is included in selling, general and administrative expense.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

o   disclosing such transactions in prospectuses where required;
o disclosing in any and all filings with the Securities and Exchange Commission, where required;
o   obtaining disinterested directors consent; and
o   obtaining shareholder consent where required.

Item 13.  Exhibits and Reports on Form 8-K

(a) Exhibit No.

3.1         Articles of Incorporation*
            (Charter Document)

3.2         Bylaws*

* Included in the registration statement on Form SB-2 filed on February 1, 2001.

(b) Reports on Form 8-K

No reports on Form 8-K were filed during the last quarter of the period covered by this annual report on Form 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned in the Fountain Valley, California, on May 8, 2002.


JPAL, Inc.,
a Nevada corporation

By:
        ------------------------------------
        Frank Drechsler
Its:    principal executive, financial and accounting officer
        president, secretary, treasurer, director

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


JPAL, Inc.

By:                                                           May 8, 2002
        ------------------------------------
        Frank Drechsler
Its:    principal executive, financial and accounting officer
        president, secretary, treasurer, director

                                                                       EXHIBIT C


JPAL, INC.
(A Development Stage Company)

Unaudited Pro Forma Financial Statements
December 31, 2001

On April 24, 2002, JPAL, Inc. ("JPAL") entered into an agreement (the "Amended Contribution Agreement") with Essential Reality, LLC ("Essential") and its members whereby the members of Essential are to contribute their membership interests in Essential in exchange for up to 17,280,000 common shares of JPAL (the "Exchange"). Pursuant to the Amended Contribution Agreement, the shareholders of JPAL will own no more than 6.02% of the merged entity.

Prior to the Exchange, Essential is expected to close on an offering for a minimum of 3,840,000 membership units for gross proceeds of $4,000,000 and a maximum of 7,680,000 membership units for gross proceeds of $8,000,000 (the "Offering"). Following the closing of the Offering in which the maximum amount of membership units were subscribed for, Essential will have 17,280,000 membership units and as a result of the Exchange, each member will receive one common share of JPAL for each membership unit in Essential. Cash fees and expenses of the Offering are estimated at approximately $180,000. In addition, Essential reserves the right to pay its financial advisors (i) an aggregate cash commission of up to six percent (6.0%) of the aggregate price actually paid for the membership units by such investors and/or (ii) warrants to purchase up to an aggregate number of membership units equal to six percent (6.0%) of the membership units purchased by such investors. Such warrants shall have an exercise price per membership unit equal to 125% of the price per membership unit in this Offering and shall be exercisable for a period of up to five years (to be determined by Essential prior to issuance). As a result of the Exchange, warrants to purchase membership units in Essential shall become warrants to purchase common shares of JPAL on the basis of one warrant to purchase a membership unit of Essential to one warrant to purchase a common share of JPAL.

HMA Advisors, Inc. ("HMA") shall have loaned or arranged for an aggregate of $2,525,000 of short-term financing for JPAL (the "JPAL Notes Payable"), and in connection therewith HMA and/or the Notes Payable investors (collectively, the "Lenders") shall receive warrants (the "Bridge Warrants") to purchase 750,000 common shares of JPAL at an exercise price of $1.90 per share. The Bridge Warrants shall be immediately exercisable and expire two (2) years from the date of the closing of the Exchange. JPAL shall be able to call the Bridge Warrants, provided: (i) that its common shares shall have traded for an average closing market price of $1.50 above the prevailing exercise price for a period of no less than fifteen (15) business days (the "Period"); (ii) that the SEC shall have declared effective the registration statement under the Securities Act pursuant to which the common shares underlying such Bridge Warrants shall have been registered prior to the commencement of such period, and (iii) that the average weekly volume of the common shares traded during the Period shall have been no less than 75,000.

Prior to the closing of the Exchange, the JPAL Notes Payable will be replaced with the following:

      (i) notes for an aggregate dollar amount of $250,000 consisting of principal and accrued interest thereon in proportionate amounts, which may be used by the holders thereof, at their sole discretion, to subscribe to up to 240,000 membership units of Essential pursuant to the Offering (the "Essential Convertible Notes");

      (ii) notes for an aggregate dollar amount of $500,000 consisting of principal and accrued interest thereon in proportionate amounts, which may be converted into an aggregate of 263,158 shares of JPAL common shares at a conversion price of $1.90 per share (the "JPAL Convertible Notes"), none of which shall be deemed to constitute shares issued in the Offering. The JPAL Convertible Notes shall be convertible into common shares of JPAL, in the sole and absolute discretion of the holders thereof, for a period of six (6) months following the Closing of the Exchange.

      (iii) Non-convertible notes (the "JPAL Non-convertible Notes") in the amount of the JPAL Notes Payable plus accrued interest thereon less the Essential Convertible Notes and the JPAL Convertible Notes.

The Essential Convertible Notes, the JPAL Convertible Notes and the JPAL Non-convertibles Notes (collectively, the "Bridge Loans"), together with accrued interest thereon will mature on December 31, 2003. Upon the closing of the Exchange, JPAL undertakes to repay the Bridge Loans, excluding any Bridge Loans converted into membership units of Essential or common shares of JPAL as described above;

      (i) at closing of the Exchange, principal plus a proportionate amount of accrued interest equal to 15% of all cash amounts raised in the Offering between $4,000,000 and $6,250,000, provided, however, that if $6,250,000 or greater is raised, then such prepayment amount shall equal an aggregate of $500,000;

      (ii) During fiscal 2003, $100,000 payments per quarter representing interest and principal;

      (iii) 50% of the proceeds received by JPAL from the exercise of any Bridge Warrants;

      (iv) For any proceeds raised by issuance of securities that were deemed equity at time of issuance:

            A. In the year 2002. 15% of the net proceeds received from the sale of such equity above $10,000,000 shall become immediately due and payable within 15 days of receipt thereof by JPAL, subject to a maximum of up to $700,000;

            B. In the year 2003. 20% of the net proceeds received from the sale of any such equity shall become immediately due and payable within 15 days of receipt thereof by JPAL, subject to a maximum of $700,000.

            Anything to the contrary in (iv) (A) or (B) above notwithstanding, in the event that the aggregate principal amount of Bridge Loans remaining outstanding at the point such equity is raised shall exceed $1,000,000, then the maximum amount due and payable shall be $900,000, provided, that if at any time during either 2002 or 2003 the equity raised from unrelated sales is less than $1,000,000 and the investor(s) in each such unrelated sale objects to the repayment of the Bridge Loans, then no such repayment shall be made. No amount raised from a strategic investor (including but not limited to any amount earmarked for specific use or received in connection with actual or anticipated other relationship(s) with such investor which exist(s) or may exist) or any non-cash investment shall be counted towards any of the criteria referred to herein.

      (v) Beginning October 1, 2002, 35% of any Excess Cash greater than $2 million, up to a maximum of $200,000 (in addition to amounts received under clause (ii) above) in any quarter, where "Excess Cash" means any cash on the books of JPAL at the end of a quarter minus any equity and/or debt raised during such quarter; and

      (vi) The remaining balance of interest and principal, if any, on December 31, 2003.

In no event may the amounts paid be greater than the amounts owed to the Bridge Loans then outstanding. In addition, all payments to be made on the Bridge Loans may be subject to restrictive covenants imposed by either trade or secured creditors. To the extent that a cash payment is not made when due, all unpaid amounts not paid at maturity shall earn interest at a rate of 12% per annum.

The Exchange is expected to be accounted for as a reverse acquisition in which Essential is the accounting acquirer and JPAL is the legal acquirer. The management of Essential is expected to remain the management of the merged entity. Since the Exchange is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection with the Exchange and the costs incurred in connection with the Exchange are expected to be accounted for as a reduction of additional paid-in capital.

The following unaudited pro forma financial statements give effect to the Exchange, as well as the Offering. The unaudited pro forma statement of operations for the year ended December 31, 2001, gives effect to the Exchange and Offering as if these transactions had occurred on January 1, 2001. The unaudited pro forma balance sheet as of December 31, 2001, gives effect to the Exchange and Offering as if these transactions had occurred on December 31, 2001.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto incorporated herein by reference of JPAL and Essential. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the Exchange and the Offering.

JPAL, INC.
(A Development Stage Entity)
UNAUDITED PRO FORMA BALANCE SHEET
DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------------------

                                                     JPAL, Inc.     Essential Reality, LLC      Pro Forma      Pro Forma After
                                                 December 31, 2001     December 31, 2001       Adjustments  Completion of Offering
                                                                                                                and Exchange
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                           $ 1,770             $ 13,863          $ 7,750,000  (1)      $ 6,665,633
                                                                                               (600,000) (2)
                                                                                               (500,000) (7)
  Deferred financing costs                                  -              217,755             (217,755) (2)                -
  Prepaid expenses and deposits                           121               34,337                    -                34,458
                                                 ------------            ---------          ------------          -----------
           Total current assets                         1,891              265,955            6,432,245              6,700,091

NOTE RECEIVABLE - ESSENTIAL REALITY                 1,500,000                    -           (1,500,000) (5)                -
ACCRUED INTEREST ON NOTE RECEIVABLE                    19,615                    -              (19,615) (5)                -
DOMAIN NAMES - Net                                          -                9,000                    -                 9,000
FIXED ASSETS - Net                                      1,477               10,099                    -                11,576
OTHER ASSETS                                                -               80,550                    -                80,550
DEFERRED INTEREST EXPENSE - BRIDGE LOANS                    -              232,389              (38,732) (1)          116,194
                                                                                                (77,463) (7)
                                                 ------------            ---------          ------------          -----------

TOTAL ASSETS                                     $  1,522,983            $ 597,993          $ 4,796,435           $ 6,917,411
                                                 ============            =========          ============          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                               $      4,865            $ 676,133                  $ -             $ 680,998
  Accounts payable - related parties                        -               84,000                    -                84,000
  Accrued interest - bridge loans                           -              250,750              (38,732) (1)          134,555
                                                                                                (77,463) (7)
  Accrued compensation                                      -              257,103                    -               257,103
  Bridge loans - JPAL, Inc.                                 -            1,500,000           (1,500,000) (5)                -
  Notes payable (see Supplementary Schedule)        1,283,912                    -             (250,000) (1)           66,715
                                                                                                (71,144) (6a)
                                                                                               (396,053) (6b)
                                                                                               (500,000) (7)
  Accrued interest payable                             25,824                    -              (19,615) (5)            6,209
  Advances from LCG Capital Group, LLC                      -               76,617                    -                76,617
  Advances from affiliated companies                        -               25,632                    -                25,632
                                                 ------------            ---------           -----------          -----------
           Total current liabilities                1,314,601            2,870,235           (2,853,007)            1,331,829
                                                 ------------            ---------           -----------          -----------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                          1,729                    -               17,280  (4)          18,387
                                                                                                   (622) (8)
  Additional paid-in capital                          894,548                    -                    -  (3)      11,133,716
                                                                                              9,665,587  (4)
                                                                                                120,949  (6a)
                                                                                                452,632  (6b)
  Members' capital                                          -            2,500,000            8,000,000  (1)               -
                                                                                               (817,755) (2)
                                                                                             (9,682,245) (4)
  Accumulated deficit                                (687,895)          (4,772,242)             (49,805) (6a)      (5,566,521)
                                                                                                (56,579) (6b)
                                                 ------------            ---------          ------------          -----------
           Total stockholders' equity (deficit)      208,382            (2,272,242)           7,649,442             5,585,582
                                                 ------------            ---------          ------------          -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)                 $ 1,522,983             $ 597,993          $ 4,796,435           $ 6,917,411
                                                 ============            =========          ============          ===========

See notes to unaudited pro forma financial statements.

JPAL, INC.
(A Development Stage Entity)
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001

                                       JPAL, Inc.          Essential Reality, LLC     Pro Forma            Pro Forma After
                                       Year Ended               Year Ended           Adjustments        Completion of Offering
                                    December 31, 2001        December 31, 2001                              and Exchange

OPERATING EXPENSES:
  Product development                   $        -            $  1,579,129        $         -               $  1,579,129
  Marketing                                      -                 716,674                  -                    716,674
  General and administrative                85,842                 823,791                  -                    909,633
  Depreciation and amortization                597                  11,850                  -                     12,447
                                        ----------            ------------        -----------               ------------

           Total operating expenses         86,439               3,131,444                  -                  3,217,883
                                        ----------            ------------        -----------               ------------

LOSS FROM OPERATIONS                       (86,439)             (3,131,444)                 -                 (3,217,883)

INTEREST INCOME                             19,615                  20,465                  -                     40,080
INTEREST EXPENSE                          (586,612)                (20,505)           (49,805) (6a)             (713,501)
                                                                                      (56,579) (6b)
OTHER INCOME                                 1,039                       -                 -                       1,039
                                        ----------            ------------         -----------              ------------

NET LOSS                                $ (652,397)           $ (3,131,484)       $  (106,384)              $ (3,890,265)
                                        ==========            ============        ===========               ============

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING -
  BASIC AND DILUTED                      8,645,260                                 17,280,000  (4)            18,386,891
                                                                                   (7,538,369) (8)

NET LOSS PER SHARE                      $    (0.08)                                                         $      (0.21)
                                        ==========                                                          ============

See notes to unaudited pro forma financial statements.

JPAL, INC.
(A Development Stage Entity)
PRO FORMA SUPPLEMENTARY SCHEDULE OF NOTES PAYABLE
DECEMBER 31, 2001


                                           Face Value of Notes     Deferred Interest          Net

Balance per JPAL, Inc.                       $ 1,561,400              $ 277,488         $  1,283,912

Pro forma adjustment #1                         (250,000)                     -             (250,000)

Pro forma adjustment #6a                                                 71,144              (71,144)

Pro forma adjustment #6b                                                396,053             (396,053)

Pro forma adjustment #7                         (500,000)                     -             (500,000)
                                              ----------              ---------            ---------

Pro Forma After Completion of Offering
   and Exchange                               $  811,400              $ 744,685            $  66,715
                                              ==========              =========            =========


See notes to unaudited pro forma financial statements.

JPAL, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
DECEMBER 31, 2001
--------------------------------------------------------------------------------

I.    ASSUMPTIONS

      a. The pro forma financial statements reflect the terms of the Amended Contribution Agreement between JPAL and Essential and its members whereby the members of Essential are to contribute their membership interests in Essential in exchange for up to 17,280,000 common shares of JPAL and the shareholders of JPAL will own no more than 6.02% of the merged entity.

      b. The pro forma financial statements reflect the issuance of 7,680,000 membership units of Essential for gross proceeds of $7,750,000 and conversion of $250,000 of the Essential Convertible Notes.

      c. The pro forma financial statements reflect the repayment of $500,000 of Bridge Loans.

II.  PRO FORMA ADJUSTMENTS

      1) Reflects the issuance of 7,680,000 membership units of Essential for gross proceeds of $7,500,000, the conversion of $250,000 of the Essential Convertible Notes and the reversal of related deferred interest of $38,732.

      2) Reflects the payment of $600,000 of closing costs and recognition of deferred closing costs of $217,755. It is assumed that not all the proceeds raised in the Offering will be subject to the maximum cash commission of 6%.

      3) The 460,800 warrants issued to Essential's financial advisors pursuant to the Offering have an imputed value of $1,830,000. The value of these warrants was computed using the Black-Scholes method and has no net-effect on member's capital.


      4) Reflects the exchange of the membership interest in Essential of $9,682,245 for 17,280,000 shares of common stock of JPAL. The transaction is expected to be accounted for as a reverse acquisition in which Essential is the accounting acquirer and JPAL is the legal acquirer. The management of Essential is expected to remain the management of the merged entity. Since the Exchange is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection with the Exchange and the costs incurred in connection with the Exchange are expected to be accounted for as a reduction of additional paid-in capital.

      5) Reflects the elimination of intercompany debt upon consolidation of the accounts of JPAL and Essential.

      6)    Reflects the replacement of the JPAL Notes Payable resulting in:

            a. The cancellation of 610,560 warrants to purchase common shares of JPAL at $3.00 per share and the issuance of approximately 392,000 Bridge Warrants. The value of the Bridge Warrants of $398,437 was computed using the Black-Scholes and relative fair value methods, of which, $49,805 has been charged to earnings as interest expense and $348,632 has been netted against notes payable. The value of the Bridge Warrants was computed using $3.62 as the market price, $1.90 as the exercise price, 2 year expiration, volatility of 80% and a risk free rate of 5%.

            b. the beneficial conversion feature of the JPAL Convertible Notes at their inception in the amount of $452,632 of which $56,579 has been charged to earnings as interest expense and $396,053 has been netted against notes payable.

      7) Reflects the repayment of $500,000 of the Bridge Loans and the reversal of related deferred interest of $77,463.

      8) Reflects the cancellation of 7,538,369 common shares of JPAL held by current JPAL stockholders.

                                                                       Exhibit D
 Essential Reality, LLC
 (A Development Stage Entity)

 Independent Auditors' Report

 Financial Statements
 For the Years Ended December 31, 2001 and 2000 and for the Period from June 1, 1999 (Date of Commencement) to December 31, 2001

ESSENTIAL REALITY, LLC
(A Development Stage Entity)


TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001
   AND 2000 AND FOR THE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Members' Equity (Deficit)                                   4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-12

INDEPENDENT AUDITORS' REPORT


To the Members and Board of Managers of
Essential Reality, LLC:

We have audited the accompanying balance sheets of Essential Reality, LLC (a development stage entity) (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, members' deficit, and cash flows for the years ended December 31, 2001 and 2000 and for the period from June 1, 1999 (date of commencement) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from June 1, 1999 (date of commencement) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development, manufacture and marketing of a gloved shaped device that controls the movement of objects on a computer screen. As discussed in Note 1 to the financial statements, the Company has experienced cumulative net losses of $4,772,242 and cumulative negative operating cash flows of $4,057,437, which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



 January 21, 2002 (April 24, 2002 as to Notes 4, 8 and 9)

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                              December 31,
                                                            2001        2000

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                     $ 13,863     $ 231,905
  Interest receivable                                           -        48,716
  Deferred financing costs                                217,755             -
  Prepaid expenses and deposits                            34,337         6,820
                                                       ----------   -----------
           Total current assets                           265,955       287,441

DOMAIN NAMES - Net (Note 2)                                 9,000             -
FIXED ASSETS - Net (Note 3)                                10,099             -
OTHER ASSETS                                               80,550        22,500
DEFERRED INTEREST EXPENSE - BRIDGE LOANS                  232,389             -
                                                       ----------   -----------
TOTAL ASSETS                                           $  597,993   $   309,941
                                                       ==========   ===========


LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                      $ 676,133      $ 75,238
  Accounts payable - related parties                       84,000             -
  Accrued interest expense - bridge loans (Note 4)        250,750             -
  Accrued compensation (Note 7)                           257,103       221,267
  Bridge loans (Note 4)                                 1,500,000             -
  Advances from LCG Capital Group, LLC                     76,617             -
  Advances from affiliated companies                       25,632        19,647
                                                       ----------    ----------
           Total current liabilities                    2,870,235       316,152
                                                       ----------    ----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Members' capital                                      2,500,000     2,500,000
  Note receivable for members' capital                          -      (865,453)
  Deficit accumulated during development stage         (4,772,242)   (1,640,758)
                                                       ----------    ----------
           Total members' deficit                      (2,272,242)       (6,211)
                                                       ----------    ----------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                 $  597,993    $  309,941
                                                       ==========    ==========


See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

STATEMENTS OF OPERATIONS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001 AND YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                              Cumulative
                                             Period from
                                          June 1, 1999 (Date
                                           of Commencement)       Year Ended        Year Ended
                                           to December 31,       December 31,      December 31,
                                                 2001                2001              2000

OPERATING EXPENSES:
  Product development                        $ 2,480,544        $ 1,579,129         $ 679,891
  Marketing                                    1,066,525            716,674           349,851
  General and administrative                   1,316,001            823,791           491,930
  Depreciation and amortization                   11,850             11,850                 -
                                            ------------       ------------      ------------

           Total operating expenses           4,874,920           3,131,444         1,521,672
                                            ------------       ------------      ------------

LOSS FROM OPERATIONS                          (4,874,920)        (3,131,444)       (1,521,672)

INTEREST INCOME                                  125,117             20,465           104,652
INTEREST EXPENSE                                 (22,439)           (20,505)           (1,934)
                                            ------------       ------------      ------------

NET LOSS                                    $ (4,772,242)      $ (3,131,484)     $ (1,418,954)
                                            ============       ============      ============

See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO
DECEMBER 31, 1999 AND YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


                                                                 Note              Deficit
                                                              Receivable         Accumulated
                                            Members'         For Members'           During
                                            Capital            Capital         Development Stage      Total

 BALANCE JUNE 1, 1999                     $          -     $          -       $          -        $          -

   Issuance of members' capital              2,500,000       (2,000,000)                 -             500,000

   Net loss                                          -                -           (221,804)           (221,804)
                                           -----------      -----------       ------------         ----------

 BALANCE, DECEMBER 31, 1999                  2,500,000       (2,000,000)          (221,804)            278,196

   Collection of note receivable                     -        1,134,547                  -           1,134,547

   Net loss                                          -                -         (1,418,954)         (1,418,954)
                                           -----------      -----------       ------------         ----------

 BALANCE, DECEMBER 31, 2000                  2,500,000         (865,453)        (1,640,758)             (6,211)

   Collection of note receivable                     -          865,453                  -             865,453

   Net loss                                          -                -         (3,131,484)         (3,131,484)
                                          ------------     ------------       ------------        ------------

 BALANCE, DECEMBER 31, 2001               $  2,500,000     $          -       $ (4,772,242)       $ (2,272,242)
                                          ============     ============       ============        ============

 See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

STATEMENTS OF CASH FLOWS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001 AND YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                         Cumulative
                                                        Period from
                                                     June 1, 1999 (Date
                                                      of Commencement)       Year Ended       Year Ended
                                                      to December 31,       December 31,     December 31,
                                                            2001                2001             2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $(4,772,242)     $(3,131,484)     $(1,418,954)
    Depreciation and amortization                              11,850           11,850               --
    Amortization of deferred interest                          18,361           18,361               --
  Changes in assets and liabilities:
    Deferred financing costs                                 (217,755)        (217,755)              --
    Prepaid expenses, deposits and other assets              (114,887)         (85,567)         (29,320)
    Interest receivable                                            --           48,716          (48,716)
    Accounts payable                                          676,133          600,895           62,820
    Accounts payable - related parties                         84,000           84,000               --
    Accrued compensation                                      257,103           35,836          221,267
                                                          -----------      -----------      -----------
           Net cash used in operating  activities          (4,057,437)      (2,635,148)      (1,212,903)
                                                          -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for purchase of domain names                       (18,000)         (18,000)              --
  Payments for purchase of fixed assets                       (12,949)         (12,949)              --
                                                          -----------      -----------      -----------
           Net cash used in investing activities              (30,949)         (30,949)              --
                                                          -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of members' capital                  500,000               --               --
  Proceeds from repayment of note
     receivable for members' capital                        2,000,000          865,453        1,134,547
  Proceeds from bridge loans                                1,500,000        1,500,000               --
  Proceeds from advances from
    LCG Capital Group, LLC                                     76,617           76,617               --
  Proceeds of advances from
     affiliated companies - net                                25,632            5,985           15,547
                                                          -----------      -----------      -----------
           Net cash provided by financing  activities       4,102,249        2,448,055        1,150,094
                                                          -----------      -----------      -----------

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                         13,863         (218,042)         (62,809)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                              --          231,905          294,714
                                                          -----------      -----------      -----------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                           $    13,863      $    13,863      $   231,905
                                                          ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Note received for members' capital                      $ 2,000,000      $        --      $        --
  Deferred interest expense - bridge loans                $   232,389      $   232,389      $        --
  Accrued interest expense - bridge loans                 $   250,750      $   250,750      $        --


See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)


NOTES TO FINANCIAL STATEMENTS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001 AND YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.   THE COMPANY

     Essential Reality, LLC (the "Company") was formed as Freedom Multimedia, LLC in the State of Delaware on July 9, 1998 and began active operations on June 1, 1999. The Company changed its name to Essential Reality, LLC on December 29, 1999. The Company was formed to develop, manufacture and market computer peripheral devices, with initial emphasis on a product called "P5." P5 is a gloved shaped device that controls the movement of objects on a computer screen. P5 enables three-dimensional movement of the cursor as well as allowing pitch and yaw, as well as roll, which should be completed in the near future. P5 is controlled by the user moving their hand or bending their fingers.

     The Company is in the development stage. Successful completion of the Company's development program and ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, and achieving a level of revenue adequate to support the Company's cost structure.

     Since its commencement, the Company has not generated revenues and has incurred significant recurring losses from operations, working capital deficit and deficit in members' capital. As a result, substantial doubt exists regarding the Company's ability to continue as a going concern. Management is attempting to obtain adequate resources for the Company to complete its development plan and produce, market and sell its primary product. In this regard, management of the Company believes that upon closing of the transaction described in Note 8, it will have sufficient funds to operate for at least the next five months. Should the transaction not close, the Company would be required to seek alternative sources of financing in order to stay in business.

     The financial statements have been prepared in conformity with the Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises. As a development stage entity with no commercial operating history, the Company is subject to all of the risks and uncertainties inherent in the establishment of a new business enterprise. To address these risks and uncertainties, the Company must, among other things, respond to competitive developments; attract, retain, and motivate qualified personnel; and support the expense of marketing new products based upon innovative technology. To date, the Company has not recognized product related revenues. As a result of incurring expenses in these developmental activities without generating revenues, the Company has incurred significant losses and negative cash flow from operating activities for the period the cumulative period from June 1, 1999 (Date of Commencement) to December 31, 2001. During this period, the Company had cumulative net losses of $4,772,242 and cumulative negative cash flow from operating activities of $4,057,437. The Company expects to incur substantial losses and negative cash flow from operating activities for the near future.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Comprehensive Loss - Comprehensive loss is the same as net loss.

     Cash and Cash Equivalents - Cash equivalents include time deposits with maturities of three months or less on the date of purchase.

     Domain Name and Fixed Assets - Domain names are recorded at cost, net of accumulated amortization. Fixed assets are recorded at cost, net of related accumulated depreciation. Upon sale or retirement, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and any gain or loss is included in the statement of operations. Maintenance and repair costs are expensed as incurred. Depreciation of fixed assets is computed using the straight-line method based on the estimated useful lives of the assets, which is three to five years, beginning when assets are placed in service. Amortization of domain names is computed using the straight-line method over a period of two years, taking a full year's depreciation in the year of acquisition.

     Product Development - Product development costs include expenses incurred by the Company to research and develop the P5 product. Product development costs are expensed until such time as the Company determines that a product is technologically feasible. Product development costs are capitalized from such date until such time as product development is substantially complete. Product development costs capitalized will be amortized on the straight-line basis over the lesser of the estimated useful life of the product or three years. All of the costs to date have been expensed.

     Impairment of Assets - In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amount of the assets to undiscounted expected future cash flows. If this comparison indicates that there is impairment, the amount of the impairment loss is then based on the fair value of the asset compared with its carrying value. No impairment of assets existed at December 31, 2001.

     Fair Market Value of Financial Instruments - The carrying amount of the Company's cash and cash equivalents, interest receivable, prepaid expenses and deposits, accounts payable, accrued liabilities, accrued compensation and advances from affiliated companies approximates fair market value because of the short maturity of those instruments.

     Income Taxes - The Company is not subject to federal or state income tax. The taxable income or loss applicable to the operations of the Company is includable in the federal and state income tax returns of the members. The Company will become subject to federal and state income taxes after completion of the transaction described in Note 8.

     Effects of Recently Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. Generally, it requires that an entity recognize all derivatives as either an asset or liability and measure those instruments at fair value as well as identify the conditions for which a derivative may be specifically designed as a hedge. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133, effective January 1, 2001, did not have an impact on the Company's financial position, results of operations, or cash flows. The Company currently does not have any derivative instruments and is not engaged in hedging activities.

     On June 29, 2001, the FASB approved for issuance SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Intangibles Assets". Major provisions of these statements are as follows: all business combinations initiated after June 30, 2001 must use the purchase method of accounting; the pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001; intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability; goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually, except in certain circumstances, and whenever there is an impairment indicator; adjustments are made. All acquired goodwill must be assigned to reporting units for purposes of impairment testing, and effective January 1, 2002, goodwill will no longer be subject to amortization. Although it is still reviewing the provisions of these statements, management's preliminary assessment is that these statements will not have a material impact on the Company's financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the capital amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability in accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect that adoption of SFAS No. 143 will have a material impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset for sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for years beginning after December 15, 2001. The Company does not expect that adoption of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

     Reclassification - Certain amounts in the 2000 financial statements have been reclassified to conform with the basis of presentation used in 2001.

3.   FIXED ASSETS AND DOMAIN NAMES

     At December 31, 2001 the fixed assets were comprised of $10,949 of office furniture and equipment and $2,000 for computer equipment. Depreciation expense and accumulated amortization for the years ended December 31, 2001 and 2000 and for the period from June 1, 1999 (Date of Commencement) to December 31, 1999 amounted to $2,850, $0 and $0, respectively.

     Amortization and accumulated amortization of domain names for the years ended December 31, 2001 and 2000 and for the period from June 1, 1999 (Date of Commencement) to December 31, 1999 amounted to $9,000, 0 and 0, respectively.

4.   BRIDGE LOANS

     Through December 31, 2001, the Company received bridge loans of $1,500,000. From January 1, 2002 to April 24, 2002, the Company received an additional $1,525,000 of bridge loans.

     Certain bridge loans include the issuance to the lenders of up to 750,000 warrants (the "New Warrants") to purchase common shares of JPAL, Inc.
     (JPAL) for an exercise price of $1.90 per common share. Such warrants will expire two years from the date of closing of the merger agreement. JPAL is a publicly traded corporation with which the Company has entered into a merger agreement as described more fully in Note 9. Since these warrants pertain to JPAL and not the Company, the Company has not recorded any expense related to the warrants. During 2001, JPAL issued 610,560 warrants in connection with the bridge loans, which warrants shall be replaced by a portion of the New Warrants upon closing of the merger agreement.

     The bridge loans are unsecured and bear interest at the rate of 8 1/2 % per annum, however interest does not begin to accrue until January 31, 2002. The bridge loans, together with accrued interest thereon, become payable from December 31, 2001 through December 31, 2003. Should the Offering described in Note 8 and contemplated merger with JPAL described in Note 9 occur, the bridge loans will be repaid as follows:

      (i) Up to $500,000 of bridge loans and accrued interest may be converted in to up to 480,000 membership units of the Company pursuant to the Offering;

      (ii) Up to $500,000 of bridge loans and accrued interest may be converted in to up to 263,158 common shares of JPAL;

      (iii) Up to $1,000,000 will be repaid upon closing of the Offering and Merger;

      (iv) During fiscal 2003, $100,000 payments per quarter representing interest and principal;

      (v) 50% of the proceeds received as a result of the exercise of bridge loan warrants described above;

      (vi) During fiscal 2002, 15% of the net proceeds received from the sale of equity in the Company above $10,000,000, subject to a maximum of up to $700,000;

      (vii) During fiscal 2003, 20% of the net proceeds received from the sale of equity in the Company, subject to a maximum of up to $700,000, provided, that in the event the aggregate principal amount of bridge loans remaining outstanding at the time such equity is raised shall exceed $1,000,000, then the maximum amount due and payable shall be $900,000.

      (viii) Beginning October 1, 2002, 35% of any Excess Cash greater than $2 million, up to a maximum of $200,000 (in addition to amounts received under clause (iv) above) in any quarter, where "Excess Cash" means any cash on the books of JPAL at the end of a quarter minus any equity and/or debt raised during such quarter; and

      (ix) The remaining balance of interest and principal, if any, on December 31, 2003.

     Anything to the contrary in (vi) and (vii) above notwithstanding, if at any time during either 2002 or 2003 the equity raised from unrelated sales is $1,000,000 or less and the investor(s) in each such unrelated sale objects to the repayment of the bridge loans, then no such repayment shall be made. For purposes of calculating the proceeds received and amounts raised set forth in (vi) and (vii) above, (A) any non-cash investment, or (B) any amounts raised from strategic investors that are either (1) earmarked for specific use, or (2) received in connection with actual or anticipated other relationship(s) with such investor(s) that exist(s) or may exist, shall not be counted in such calculation.

     In no event shall any repayment be made in excess of bridge loans and accrued interest then outstanding. In addition; (i) all payments to be made pursuant to (iv) through (ix) above are subordinate to obligations to financing sources, and may be subject to restrictive covenants imposed by either trade or secured creditors, and (ii) the holders of the notes representing the bridge loans have agreed not to take any action on the prepayment obligations until any such restrictive covenants are eliminated or terminated. To the extent that a cash payment is not made when due, all unpaid amounts not paid at maturity shall earn interest at a rate of 12% per annum.

     Although interest on the bridge loans does not begin to accrue until January 31, 2002, interest on the bridge loans in the amount of $250,750 has been imputed and accrued representing the interest payable on the bridge loans advanced from inception through December 31, 2001 and will be amortized over the life of the loans through December 31, 2003. Deferred interest will be amortized on a daily basis from the date of the loan to December 31, 2003, which resulted in a charge to earnings in the amount of $18,361 for year ended December 31, 2001.

5.   COMMITMENTS AND CONTINGENCIES

     Operating Leases

      a. Premises - In November 2001, the Company entered a lease for premises which provides for the following rental payments:

                 Year Ending December 31,

                       2002                               $119,000
                       2003                                132,000
                       2004                                135,000
                       2005                                138,000
                       2006                                141,000
                       Thereafter                           14,000
                                                          --------
                                                          $679,000
                                                          ========

            Rent expense for the years ended December 31, 2001 and 2000 amounted to approximately $39,000 and $27,000, respectively.

      b. Computer Leases - The Company is allocated costs of computer leases under leases assumed by a company related to a certain member of LCG. The Company is not directly obligated under the leases, however its portion of the minimum payments under the leases are as follows:

                  Year Ending December 31,

                        2002                              $35,000
                        2003                               11,000
                                                          -------
                                                          $46,000

            Computer lease expense for the years ended December 31, 2001 and 2000 amounted to approximately $13,000 and $5,000, respectively.

     Development Contracts

            a. In March 2000, the Company entered into a consulting agreement, which requires the Company to pay to the consultant, $0.25 for each of the first 150,000 units of the P5 sold.

            b. In July 2000, the Company entered into an agreement for product development with a company, which is owned by a person who is related to certain members of the Company (see Note 7). Pursuant to the agreement, the Company is required to pay royalties of 1.8% on net sales of P5 and 9% of the license fee collected by the Company with respect to P5, indefinitely.

            c. In August 2000, the Company entered into a memorandum of understanding, which provides for a renewable, two-year license for a certain component of P5. Royalties are calculated as the number of units of P5 sold multiplied by the greater of a) $0.25 and b) the difference between the manufacturing cost of the licensed component and an alternative component with a minimum license fee of $125,000 per annum. Should the Company not use the licensed component no royalties would be due pursuant to the memorandum of understanding. Included in product development expense for the years ended December 31, 2001 and 2000 are development fees of $25,000 and $25,000, respectively.

            d. In October 2000, the Company entered into an agreement for the provision of inspection services relating to the manufacture and packaging of P5. Pursuant to the agreement, the Company is required to pay an inspection fee of the greater of a) $7,500 per month and b) 1% of the freight-on-board value of P5. This agreement expires in September 2002 and may be terminated at any time giving three-months notice.

            e. In January 2001, the Company entered into memorandum of understanding for the development of certain components of P5. Pursuant to the memorandum of understanding, the Company is required to pay royalties of 1% of P5's net sales to the developer, indefinitely. A nonrefundable royalty advance of $5,000 and $10,000 is included in product development for the years ended December 31, 2001 and 2000, respectively. The Company is required to pay a further royalty advance of $35,000 should the Company incorporate the component developed pursuant to the memorandum of understanding into P5. Should the Company not incorporate the component developed pursuant to the memorandum of understanding into P5, it will not to be obligated to pay the $35,000 royalty advance nor the 1% royalty on future sales.

            f. In July 2001, the Company entered a development agreement for the development of certain components of P5. Should the developer accomplish the goals set forth in the agreement, the Company is required to pay base royalties of 1% of net sales generated from P5, indefinitely and an additional 0.5% of net sales generated from P5, indefinitely, if the developer meets certain milestones defined in this development agreement.

6.   MEMBERS' CAPITAL AND NOTE RECEIVABLE

     In December 1999, LCG Capital Group, LLC ("LCG") acquired a 50% interest in the Company for an aggregate purchase price of $2,500,000. The consideration received was comprised of $500,000 in cash and a $2,000,000 note. The note bore interest at the rate of 6% per annum, had a maturity date of December 13, 2002 and was secured by the membership interest of LCG. The remaining 50% interest in the Company represents ownership by the founders of the Company. The note receivable for members' capital was fully repaid in July 2001.

     The Company recorded interest income on this note of $20,465 and $103,459 for the years ended December 31, 2001 and 2000, respectively.

     The company currently has 9,600,000 membership units issued and outstanding.

7.   RELATED PARTY BALANCES AND TRANSACTIONS

     Accrued compensation of $257,103 and $221,267 at December 31, 2001 and 2000, respectively, is payable to certain officers and members of the Company. The amounts are due on demand and are non-interest bearing.

     Advances are from entities that are affiliated with LCG. The advances are payable on demand and bear interest at the rate of 10% per annum.

     Advances from LCG are non-interest bearing and payable on demand.

     Included in other assets at December 31, 2001 and 2000 is $22,500 which represents the Company's portion of a letter of credit required to secure computer leases. Included in prepaid expenses and deposits at December 31, 2000 is $6,000 relating to a security deposit on premises due from LCG.

     Included in product development costs are $0 and $105,000 for the years ended December 31, 2001 and 2000 and, respectively, paid to a company owned by an individual related to certain members of the Company.

     Included in product development costs are $91,300 and $0 for years ended December 31, 2001 and 2000, respectively, paid to a company owned by certain members of the Company.

     Included in general and administrative expenses are costs incurred of approximately $242,000 and $148,000 for the years ended December 31, 2001 and 2000 and, respectively, by two entities that are related to certain members of LCG. Such costs include consulting fees, employee salaries, occupancy, telephone and computer leases. In the case of employee salaries, costs are allocated to the Company based on the time each employee conducts business specific to the Company. In the case of the other expenses, costs are allocated based on a percentage of resources used by the Company.

     Included in accounts payable at December 31, 2001 and 2000 are approximately $26,000 and $0, respectively, payable to a company owned by a person related to certain members of the Company.

     Included in accounts payable at December 31, 2001 and 2000 are approximately $58,000 and $0, respectively, payable to a company that is related to certain members of LCG.

8.   PRIVATE PLACEMENT

     Pursuant to a private placement memorandum (the "Offering") dated April 10, 2002, the Company is offering a minimum of 3,840,000 membership units in the Company for gross proceeds of $4,000,000 and a maximum of 7,680,000 membership units in the Company for gross proceeds of $8,000,000.

     As part of the Offering, bridge loans and accrued interest thereon in the amount of up to $500,000 may be converted to 480,000 membership units of the Company.

     Cash fees and expenses of the Offering are estimated at approximately $180,000. In addition, the Company reserves the right to pay its financial advisors (i) an aggregate cash commission of up to six percent (6.0%) of the aggregate price actually paid for the membership units by such investors and/or (ii) warrants to purchase up to an aggregate number of membership units equal to six percent (6.0%) of the membership units purchased by such investors. Such warrants shall have an exercise price per membership unit equal to 125% of the price per membership unit in the Offering and shall be exercisable for a period of up to five years (to be determined by the Company prior to issuance). As a result of the merger discussed in note 9, warrants to purchase membership units in the Company shall become warrants to purchase common shares of JPAL on the basis of one warrant to purchase a membership unit of the Company to one warrant to purchase a common share of JPAL.

9.   MERGER WITH JPAL

     On April 24, 2002, the Company entered into the Amended Contribution Agreement with JPAL, a publicly traded company, whereby the Company's current members would contribute all of their membership units in the Company to JPAL in return for 9,600,000 shares of JPAL's common stock. In addition, JPAL will deliver one of its shares of common stock for every membership unit sold by the Company in the Offering described in Note 8, up to a maximum 7,680,000 shares. The effect of such exchange is to merge the Company with JPAL (the "Merger"), with the Company's members controlling the surviving public company. The shareholders of JPAL will own no more than 6.02% of the surviving entity. In the event the Company consummates the Merger, all investors in this Offering who received membership interests will receive a number of shares of JPAL common stock equal to the number of membership interests such investors had in the Company. To the extent the Company does not consummate the Merger, the investor shall continue to hold the membership interests until the Company merges with another entity, which may or may not ever occur.

     The Merger is expected to be accounted for as a reverse acquisition in which the Company is the accounting acquirer and JPAL is the legal acquirer. The management of the Company is expected to remain the management of the merged entity. Since the Merger is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection with the Merger and the costs incurred in connection with the Merger are expected to be accounted for as a reduction of additional paid-in capital.

     As a result of the Merger, the warrants issued to the Company's financial advisors to acquire membership units (see Note 8), will become warrants to purchase the same amount of JPAL common shares at the same exercise price and having the same expiration date.

Upon closing of the Merger, the Company expects to use the stock incentive plan established by JPAL pursuant to which the Company may grant options, stock appreciation rights, restricted stock and/or other equity-based incentives to its directors, employees, consultants and advisors for up to an aggregate of 3,500,000 shares of the merged entity's common stock.

          GENERAL PROXY - SPECIAL MEETING OF SHAREHOLDERS OF JPAL, INC.

         The undersigned hereby appoints Frank Drechsler, with full power of substitution, proxy to vote all of the shares of common stock of JPAL, Inc. ,a Nevada corporation (the "Company") held by the undersigned and with all of the powers the undersigned would possess if personally present at the Special Meeting of shareholders of the Company to be held at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, 101 East 52nd Street, New York, NY, 10022 on June 5, 2002 at 2:00 P.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated May 21, 2002 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of JPAL, Inc.'s Board of Directors.

1. To approve the Amended Contribution Agreement attached as Exhibit A to the Proxy Statement as executed by and among the Company, Essential Reality, LLC, a Delaware limited liability company, and the other signatories thereto as of April 24, 2002, and all transactions and developments contemplated thereby.

            [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

         Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

         Please mark, date, sign and mail your proxy promptly in the envelope provided.


               Date: May ___, 2002


               -------------------------------------------
               (Print name of Shareholder)


               -------------------------------------------
               (Print name of Shareholder)


               -------------------------------------------
               Signature

               -------------------------------------------
               Signature

               Number of Shares __________________________


               Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.